                                                                     EXHIBIT 4.5

                                                                  EXECUTION COPY



               AMENDED AND RESTATED PASS THROUGH TRUST AGREEMENT

                                     among

                                TRANSTEL S.A.,
                                 as Depositor

                                      and

                           WILMINGTON TRUST COMPANY,
                            as Pass Through Trustee

                                      and

                             MARINE MIDLAND BANK,
                         as Registrar and Paying Agent


                          ___________________________

                         Dated as of October 28, 1997

                          ___________________________
                                 $150,000,000


                          Transtel Pass Through Trust
                       12 1/2% Pass Through Certificates

                               TABLE OF CONTENTS

                                                                                  Page
ARTICLE I DEFINITIONS................................................................1

 Section 1.01.   Definitions.........................................................1
 Section 1.02.   Compliance Certificates and Opinions................................9
 Section 1.03.   Form of Documents Delivered to Pass Through Trustee.................9
 Section 1.04.   Acts of Holders....................................................10

ARTICLE II DECLARATION OF TRUST; PURPOSES AND POWERS................................11

 Section 2.01.   Declaration of Trust...............................................11
 Section 2.02.   Statement of Intent................................................11
 Section 2.04.   Legal Title to Trust Property......................................12
 Section 2.05.   Office.............................................................12
 Section 2.06.   Situs of Trust.....................................................12
 Section 2.07.   Activities of Trust................................................12

ARTICLE III ACQUISITION OF SENIOR NOTES; ORIGINAL ISSUANCE OF CERTIFICATES..........12

 Section 3.01.   Issuance of Certificates; Acquisition of Senior Notes..............12
 Section 3.02.   Acceptance by Pass Through Trustee.................................13

ARTICLE IV THE CERTIFICATES.........................................................13

 Section 4.01.   Form, Denomination and Execution of Certificates...................13
 Section 4.02.   Authentication of Certificates.....................................14
 Section 4.03.   [intentionally left blank].........................................14
 Section 4.04.   Registration of Transfer and Exchange of Certificates..............15
 Section 4.05.   Mutilated, Destroyed, Lost or Stolen Certificates..................15
 Section 4.06.   Persons Deemed Owners..............................................16
 Section 4.07.   Cancellation.......................................................16
 Section 4.08.   Limitation of Liability for Payments...............................16
 Section 4.09.   BookEntry Provisions for U.S. Global Certificate and
                    Offshore Global Certificate.....................................16
 Section 4.10.   Special Transfer Provisions........................................18
 Section 4.11.   CUSIP Numbers......................................................20
 Section 4.12.   Registration Rights................................................20

ARTICLE V DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS...........................21

 Section 5.01.   Certificate Account and Special Payments Account...................21
 Section 5.02.   Distributions from Certificate Account and Special
                    Payments Account................................................21
 Section 5.03.   Statements to Certificateholders...................................23

 Section 5.04.   [intentionally left blank].........................................23
 Section 5.05.   Additional Amounts.................................................23
 Section 5.06.   Stamp, Issue and Certain Other Taxes...............................24

ARTICLE VI THE COMPANY..............................................................24

 Section 6.01.   Maintenance of Corporate Existence.................................24
 Section 6.02.   Consolidation, Merger or Sale of Assets Permitted..................24
 Section 6.03.   Availability of Certain Information Concerning the Company.........25
 Section 6.04.   Notification of Certain Company Acquisitions of Certificates.......25

ARTICLE VII DEFAULT.................................................................25

 Section 7.01.   Events of Default..................................................25
 Section 7.02.   Incidents of Sale of Senior Notes..................................26
 Section 7.03.   Judicial Proceedings Instituted by Pass Through Trustee............26
 Section 7.04.   Control by Certificateholders......................................27
 Section 7.05.   Waiver of Defaults.................................................28
 Section 7.06.   Undertaking to Pay Court Costs.....................................28
 Section 7.07.   Right of Certificateholders to Receive Payments
                    Not to Be Impaired .............................................29
 Section 7.08.   Certificateholders May Not Bring Suit Except Under
                    Certain Conditions..............................................29
 Section 7.09.   Remedies Cumulative................................................29

ARTICLE VIII THE PASS THROUGH TRUSTEE...............................................30
 Section 8.01.   Certain Duties and Responsibilities................................30
 Section 8.02.   Notice of Defaults.................................................32
 Section 8.03.   Certain Rights of Pass Through Trustee.............................32
 Section 8.04.   Not Responsible for Recitals or Issuance of Certificates...........35
 Section 8.05.   May Hold Certificates..............................................35
 Section 8.06.   Money Held in Trust................................................35
 Section 8.07.   Compensation and Reimbursement.....................................35
 Section 8.08.   Corporate Trustee Required: Eligibility............................36
 Section 8.09.   Resignation and Removal; Appointment of Successor..................37
 Section 8.10.   Co-Trustees and Successor Trustees.................................38
 Section 8.11.   Merger, Conversion Consolidation or Succession to Business.........40
 Section 8.12.   Maintenance of Agencies............................................40
 Section 8.13.   Money for Certificate Payments to Be Held in Trust.................42
 Section 8.14.   Registration of Senior Notes in Pass Through Trustee's Name........43
 Section 8.15.   Representations and Warranties of Pass Through Trustee.............43
 Section 8.16.   Withholding Taxes; Information Reporting...........................44
 Section 8.17.   Pass Through Trustee's Liens.......................................45
 Section 8.18.   Availability of Certain Information Concerning the Trust...........45

ARTICLE IX CERTIFICATEHOLDERS' LISTS AND REPORTS....................................45
 Section 9.01.   [intentionally left blank].........................................45
 Section 9.02.   Preservation of Information; Communication to
                    Certificateholders..............................................45

 Section 9.03.   Reports by the Company.............................................46

ARTICLE X SUPPLEMENTAL TRUST AGREEMENTS.............................................46

 Section 10.01.  Supplemental Trust Agreement Without Consent
                    of Certificateholders...........................................46
 Section 10.02.  Supplemental Trust Agreements with Consent of
                    Certificateholders..............................................47
 Section 10.03.  Documents Affecting Immunity or Indemnity..........................48
 Section 10.04.  Execution of Supplemental Trust Agreements.........................48
 Section 10.05.  Effect of Supplemental Trust Agreements............................48
 Section 10.06.  Reference in Certificates to Supplemental Trust Agreements.........48

ARTICLE XI AMENDMENTS TO INDENTURES AND NOTE DOCUMENTS..............................49

 Section 11.01.  Voting; Amendments and Supplements to Indenture and
                    Other Note Documents............................................49

ARTICLE XII TERMINATION OF TRUST....................................................49

 Section 12.01.  Termination of the Trust...........................................49

ARTICLE XIII INDEMNIFICATION AND MISCELLANEOUS PROVISIONS...........................50

 Section 13.01.  Indemnification....................................................50
 Section 13.02.  Limitation on Rights of Certificateholders.........................51
 Section 13.03.  Certificates Nonassessable and Fully Paid..........................51
 Section 13.04.  Notices............................................................52
 Section 13.05.  Governing Law; Consent To Jurisdiction; Waiver Of Immunity;
                    Waiver Of Jury Trial............................................52
 Section 13.06.  Severability of Provisions.........................................53
 Section 13.07.  Effect of Headings and Table of Contents...........................53
 Section 13.08.  Successors and Assigns.............................................53
 Section 13.09.  Benefits of Trust Agreement........................................53
 Section 13.10.  Legal Holidays.....................................................53
 Section 13.11.  Counterparts.......................................................54

EXHIBIT A     -     Certificate of Trust
EXHIBIT B     -     Form of Trust Certificate
EXHIBIT C-1   -     Form of Restricted Securities Legends
EXHIBIT C-2   -     Form of Restricted Securities Legends
EXHIBIT D     -     Form of Assignment
EXHIBIT E     -     Form of DTC Letter of Representations
EXHIBIT F     -     Form of Accredited Investors Transfer Certificate
EXHIBIT G     -     Form of Regulation S Transfer Certificate
EXHIBIT H     -     Form of Rule 144A Transfer Certificate
SCHEDULE I    -     Description of Senior Notes to be Purchased

          This AMENDED AND RESTATED PASS THROUGH TRUST AGREEMENT, dated as of October 28, 1997, is made with respect to the formation of the Transtel Pass Through Trust (the "Trust"), among Transtel S.A., a sociedad anonima organized under the laws of the Republic of Colombia (the "Company"), Wilmington Trust Company, a Delaware banking corporation ("Wilmington Trust"), as Pass Through Trustee (the "Pass Through Trustee") and Marine Midland Bank, a New York banking corporation and trust company, as Registrar and Paying Agent ("Marine Midland").

                                  WITNESSETH:

          WHEREAS, pursuant to the terms and conditions of the Trust Agreement, dated October 20, 1997 (the "Original Trust Agreement"), between the Company, as depositor (the "Depositor"), and Wilmington Trust, as trustee, Transtel Pass Through Trust was formed as a Delaware business trust;

          WHEREAS, pursuant to the terms and conditions of the Purchase Agreement, dated October 21, 1997 (the "Purchase Agreement"), among the Depositor, the Trust, Global Telecommunications Operations, Inc. and BT Alex. Brown Incorporated, as initial purchaser (the "Initial Purchaser"), the Trust agreed to sell to the Initial Purchaser, and the Initial Purchaser agreed to purchase from the Trust, certain Certificates to be issued by the Trust;

          WHEREAS, the proceeds from the sale of the Certificates are to be used by the Trust to purchase certain 12 1/2% Senior Notes due 2007 issued by the Company (the "Senior Notes") pursuant to the Indenture, dated as of October 28, 1997 (the "Indenture"), between the Company, as issuer, and Marine Midland, in its capacity as indenture trustee (the "Indenture Trustee"); and

          WHEREAS, the Original Trust Agreement is being amended and restated in its entirety to provide for the operation and management of the Trust and the issuance of the Certificates.

          NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of the other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          Section 1.01.  Definitions.  (a) For all purposes of this Trust
                         -----------
Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms used herein that are defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (2) all references in this Trust Agreement to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Trust Agreement; and

          (3) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

          (b) For all purposes of this Trust Agreement, the following capitalized terms have the following respective meanings:

          Act:   When used with respect to any Holder, has the meaning specified
          ---
     in Section 1.04.

          Additional Amounts:  Has the meaning specified in Section 5.05 and
          ------------------
     Section 13.01(b).

          Affiliate:  Of any specified Person, means any other Person which
          ---------
     directly or indirectly controls or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          Authorized Agent:  Means any Paying Agent or Registrar.
          ----------------

          Avoidable Tax:  Has the meaning specified in Section 8.07.
          -------------

          Business Day:  Means any day (other than a Saturday or Sunday), on
          ------------
     which DTC, Euroclear, Cedel and banks in New York, Delaware and Colombia are opened for business.

          Business Trust Statute:  Means the Delaware Business Trust Act, 12
          ----------------------
     Del.C. (S)3801 et seq.

          Cedel:  Means Cedel Bank, a societe anonyme.
          -----

          Certificate:  Means any one of the certificates executed and
          -----------
     authenticated by the Pass Through Trustee, substantially in the form of Exhibit B hereto. For all purposes of this Trust Agreement, the term "Certificates" shall include all Initial Certificates and all Exchange Certificates, and, for purposes of this Trust Agreement, all Initial Certificates and all Exchange Certificates shall vote together as one series of Certificates under this Trust Agreement.

          Certificate Account:  Means the account or accounts created and
          -------------------
     maintained pursuant to Section 5.01(a).

          Certificate of Trust:  Means the certificate of trust of the Trust in
          --------------------
     the form attached hereto as Exhibit A, filed with the Secretary of State.

          Certificateholder:  Means the Person in whose name a Certificate is
          -----------------
     registered in the Register.

          Clearing Agency:  Means an organization registered as a "clearing
          ---------------
     agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

          Clearing Agency Participant:  Means a broker, dealer, bank, other
          ---------------------------
     financial institution or other Person for whom from time to time a Clearing Agency effects, directly or indirectly, book-entry transfers and pledges of securities deposited with the Clearing Agency.

          Code:  Means the U.S. Internal Revenue Code of 1986, as amended, and
          ----
     any successor code.

          Commission:  Means the Securities and Exchange Commission, as from
          ----------
     time to time constituted, created under the Securities Exchange Act of 1934.

          Company:  Has the meaning specified in the recitals hereto.
          -------

          Consideration:  Has the meaning specified in Section 3.01.
          -------------

          Corporate Trust Office:  Means, (i) with respect to the Pass Through
          ----------------------
     Trustee, the office of such trustee in the city at which at any particular time its corporate trust business shall be principally administered, which office is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, (ii) with respect to the Indenture Trustee, the office of such trustee in the city at which at any particular time its corporate trust business shall be principally administered which office for the Indenture Trustee is located at 140 Broadway, New York, New York 10005,
     Attention: Corporate Trust Department-Transtel and (iii) with respect to the Registrar and Paying Agent, means the office of such Registrar and Paying Agent in the city at which at any particular time its corporate trust business shall be principally administered, which office is located at 140 Broadway, New York, New York 10005, Attention: Corporate Trust Department-Transtel.

          Default:  Means any event which is, or after notice or lapse of time
          -------
     or both would become, an Event of Default.

          Depositor:  Means the Company, as depositor under the Trust Agreement.
          ---------

          Direction:  Has the meaning specified in Section 1.04(c).
          ---------

          Distribution Date:  With respect to distributions of Scheduled
          -----------------
     Payments, means each November 1 and May 1, commencing May 1, 1998 until payment of all the Scheduled Payments to be made under the Senior Notes has been made.

          DTC:  Means The Depository Trust Company and any successor clearing
          ---
     agency.

          Escrow and Disbursement Agreement:  Means the Escrow and Disbursement
          ---------------------------------
     Agreement dated as of October 28, 1997, among the Company, Marine Midland Bank as escrow agent, and the Indenture Trustee.

          Euroclear:  Means Morgan Guaranty Trust Company of New York, Brussels
          ---------
     Office, as operator of the Euroclear system.

          Event of Default:  Means an event described in Section 7.01.
          ----------------

          Exchange Certificates:  Means any Certificate executed and
          ---------------------
     authenticated by the Pass Through Trustee containing terms substantially identical to the Initial Certificates (except that such Exchange Certificates shall not contain terms with respect to transfer restrictions) that are issued and exchanged for the Initial Certificates in the Exchange Offer pursuant to the Registration Rights Agreement and this Trust Agreement.

          Exchange Offer:  Means the exchange offer that may be effected
          --------------
     pursuant to the Registration Rights Agreement.

          Fractional Undivided Interest:  Means the fractional undivided
          -----------------------------
     interest in the Trust that is evidenced by a Certificate.

          Global Certificate:  Has the meaning specified in Section 4.01.
          ------------------

          Guarantee:  Means the Certificate Guarantee dated as of October 28,
          ----------
     1997, issued by the Company in favor of the Certificateholders pursuant to which the Company will irrevocably and unconditionally guarantee to the Certificateholders the payment obligations of the Trust under this Agreement.

          Holder:  See Certificateholder.
          ------       -----------------

          Initial Certificates:  means the Certificates originally issued on the
          --------------------
     date hereof and any Certificates issued in exchange or replacement thereof pursuant to the terms of this Trust Agreement, other than the Exchange Certificates.

          Indenture:  Means the Indenture, dated as of October 28, 1997, between
          ---------
     the Company, and Marine Midland, as Indenture Trustee; as such Indenture may be amended or supplemented in accordance with its terms.

          Indenture Event of Default:  Means any Event of Default (as such term
          --------------------------
     is defined in the Indenture).

          Indenture Trustee:  Means Marine Midland, as indenture trustee under
          -----------------
     the Indenture; and any successor to such Indenture Trustee as such trustee.

          Investor Letter:  Means an investor letter provided by each Holder, in
          ---------------
     the forms attached hereto as Exhibit F, G or H.

          Letter of Representations:  Means the agreement among the Trust, the
          -------------------------
     Registrar and Paying Agent, the Pass Through Trustee and DTC, dated as of October 28, 1997, substantially in the form attached hereto as Exhibit E.

          Non-U.S. Certificateholder:  Means a Certificateholder that is not a
          --------------------------
     United States Person as defined in Section 7701(a)(30) of the Code.

          Note Documents:  Means, with respect to any Senior Note, the
          --------------
     Indenture, Registration Rights Agreement, the Escrow and Disbursement Agreement and the Purchase Agreement.

          Offshore Global Certificates:  Has the meaning provided in Section
          ----------------------------
     4.01.

          Officer's Certificate:  Means a certificate signed (i) in the case of
          ---------------------
     a corporation by the President, any Vice President or the Treasurer, of such corporation, (ii) in the case of a partnership by the Chairman of the Board, the President or any Vice President, the Treasurer or an Assistant Treasurer of a corporate general partner and the managing general partner if there is no corporate general partner, and (iii) in the case of the Pass Through Trustee, a certificate signed by a Responsible Officer of the Pass Through Trustee.

          Opinion of Counsel:  Means an opinion in writing, signed by legal
          ------------------
     counsel designated by the Company, whether or not such counsel is an employee of the Company and who shall be reasonably acceptable to the Pass Through Trustee.

          Outstanding:  When used with respect to Certificates, means, as of the
          -----------
     date of determination, all Certificates theretofore authenticated and delivered under this Trust Agreement, except:

               (i) Certificates theretofore canceled by the Registrar or delivered to the Pass Through Trustee or the Registrar for cancellation;

               (ii) Certificates for which money in the full amount has been theretofore deposited with the Pass Through Trustee or any Paying Agent in trust for the Holders of such Certificates as provided in
          Section 5.01 pending distribution of such money to the Certificateholders pursuant to the final distribution payment to be made pursuant to Section 12.01 hereof; and

               (iii) Certificates in exchange for or in lieu of which other Certificates have been authenticated and delivered pursuant to this Trust Agreement.

          Pass Through Trustee:  Means Wilmington Trust, acting not in its
          --------------------
     individual capacity but solely as trustee under the Trust Agreement, or its successor in interest, and any successor trustee appointed as provided herein.

          Paying Agent:  Means the paying agent maintained and appointed
          ------------
     pursuant to Section 8.12.

          Person:  Means any individual, corporation, partnership, limited
          ------
     liability company, association, trust, unincorporated organization, or government or any agency or political subdivision thereof.

          Physical Certificates:  Has the meaning provided in Section 4.01.
          ---------------------

          Purchase Agreement:  Has the meaning specified in the SECOND recital
          ------------------
     to this Agreement.

          QIB:  Means a "qualified institutional buyer," as defined in Rule 144A
          ---
     under the Securities Act.

          Record Date:  Means (i) for Scheduled Payments to be distributed on
          -----------
     any Distribution Date, other than the final distribution, the day (whether or not a Business Day) which is 15 days preceding such Distribution Date, and (ii) for Special Payments to be distributed on any Special Distribution Date, if any, other than the final distribution, the day (whether or not a Business Day) which is 15 days preceding such Special Distribution Date.

          Register and Registrar:  Means the register maintained pursuant to
          ----------------------
     Section 4.04 and the registrar appointed pursuant to Section 8.12.

          Registration Rights Agreement:  Means the Registration Rights
          -----------------------------
     Agreement dated as of October 28, 1997, among the Company, the Trust and BT Alex. Brown Incorporated, as the initial purchaser of the Certificates.

          Request:  Means a request by the Company setting forth the subject
          -------
     matter of the request accompanied by an Officer's Certificate and an Opinion of Counsel as provided in Section 1.02.

          Responsible Officer:  When used with respect to the Pass Through
          -------------------
     Trustee means any officer in the Corporate Trust Office; when used with respect to any successor Pass Through Trustee, or successor Indenture Trustee, means the chairman or vice-chairman of the board of directors or trustees, the chairman or vice-chairman of the executive or standing committee of the board of directors or trustees, the president, the chairman of the committee on trust matters, any vice-president, any second vice-president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, any trust officer or assistant trust officer, the comptroller and any assistant comptroller; and, when used with respect to the Pass Through Trustee, also means any other officer of the Pass Through Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, when used with respect to the Pass Through Trustee with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          Restricted Securities Legends:  Has the meaning specified in Section
          -----------------------------
     4.01.

          Restricted Subsidiaries:  Means Empresa de Telefonos de Palmira S.A.
          -----------------------
     E.S.P., Telefonos de Cartago S.A. E.S.P., Caucatel S.A. E.S.P., Empresa de Telefonos de Jamundi S.A. E.S.P., Bugatel S.A. E.S.P. and Unitel S.A. E.S.P.

          Scheduled Payment:  With respect to a Distribution Date, means any
          -----------------
     payment (other than a Special Payment or Additional Amount) of principal and interest on a Senior Note, due from the Indenture Trustee, which payment represents the payment of a regularly scheduled installment of principal then due on such Senior Note, or the payment of regularly scheduled interest accrued on such Senior Note.

          Secretary of State:  Means the Office of the Secretary of State of the
          ------------------
     State of Delaware.

          Senior Note:  Means any one of the Notes (as defined in the Indenture)
          -----------
     described on Schedule I attached hereto, including any Senior Note (as so defined) issued under the Indenture in replacement or substitution therefor held by the Trust.

          Securities Act:  Means the Securities Act of 1933, as amended from
          --------------
     time to time.

          Securities Exchange Act:  Means the Securities Exchange Act of 1934,
          -----------------------
     as amended from time to time.

          Special Distribution Date:  Means (i) with respect to the prepayment
          -------------------------
     of any Senior Notes, the 2nd day of the month on which such prepayment is scheduled to occur pursuant to the terms of the Indenture and (ii) with respect to any Special Payment relating to a Senior Note other than as described in clause (i) of the definition of Special Payment, the earliest 2nd day of a month for which it is practicable for the Pass Through Trustee to give notice pursuant to Section 5.02(c) 20 days prior thereto.

          Special Payment:  With respect to a Senior Note, means (i) any payment
          ---------------
     of principal, premium, if any, and interest on such Senior Note resulting from the prepayment, redemption or repurchase, as the case may be, of such Senior Note pursuant to Sections 3.07, 4.12 or 4.18 of the Indenture, (ii) any payment of principal and interest (including any interest accruing upon default) on, or any other amount in respect of, such Senior Note upon an Indenture Event of Default in respect thereof or upon the exercise of remedies under the Indenture relating to such Senior Note, (iii) any Scheduled Payment or any Special Payment referred to in clause (i) of this definition which is not in fact paid within five days of the Distribution Date or Special Distribution Date applicable thereto, or (iv) any proceeds from the sale of any Senior Note by the Pass Through Trustee, on behalf of the Trust, pursuant to Article VII hereof; and Special Payments means all of such Special Payments.

          Special Payments Account:  Means the account or accounts created and
          ------------------------
     maintained pursuant to Section 5.01(b).

          Specified Investments:  Means (i) direct obligations of the United
          ---------------------
     States of America and agencies thereof for which the full faith and credit of the United States is pledged, (ii) obligations fully guaranteed by the United States of America,

     (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the States thereof having combined capital and surplus and retained earnings of at least $500,000,000 (including the Indenture Trustee if such conditions are met), (iv) commercial paper of companies, banks, trust companies or national banking associations incorporated or doing business under the laws of the United States of America or one of the States thereof and in each case having a rating assigned to such commercial paper by Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized statistical rating organization in the United States of America) equal to the highest rating assigned by such organization, and (v) purchase agreements with any financial institution having a combined capital and surplus of at least $750,000,000 fully collateralized by obligations of the type described in clauses (i) through
     (iv) above; provided that if all of the above investments are unavailable, the entire amount to be invested may be used to purchase Federal Funds from an entity described in (iii) above; and provided further that no investment shall be eligible as a "Specified Investment" unless the final maturity or date of return of such investment is 91 days or less from the date of purchase thereof.

          Taxes: Means any present or future tax, duty, fee, levy, impost,
          -----
     assessment or other governmental charge (including penalties, interest, additions to tax and any other liabilities related thereto) imposed or levied by or on behalf of any Taxing Authority.

          Taxing Authority:  Means Colombia, the United States, or any other
          ----------------
     jurisdiction in which the Trust, the Company or any of the Company's Restricted Subsidiaries is organized or engaged in business for tax purposes.

          Transfer Date:  Means October 28, 1997.
          -------------

          Trust:  Means the trust created by this Trust Agreement, the estate of
          -----
     which consists of the Trust Property.

          Trust Agreement:  Means this Amended and Restated Trust Agreement,
          ---------------
     dated as of October 28, 1997, among the Depositor, the Pass Through Trustee and Marine Midland, as Paying Agent and Registrar.

          Trust Documents:  Means the Certificates, this Agreement, the Purchase
          ---------------
     Agreement, the Registration Rights Agreement, the DTC Letter of Representation and any other document, certificate or instrument to be executed by the trust in connection with the transactions contemplated hereby.

          Trust Indenture Act:  Means the Trust Indenture Act of 1939, as
          -------------------
     amended from time to time.

          Trust Property:  Means the Senior Notes held as the property of the
          --------------
     Trust created hereby and all monies at any time paid thereon and all monies due and to become due thereunder, funds from time to time deposited in the Certificate Account and the Special

     Payments Account and any proceeds from the sale by the Pass Through Trustee pursuant to Article VII hereof of any Senior Note.

          U.S. Global Certificate:  Has the meaning provided in Section 4.01.
          -----------------------

          United States Person:  Means either (a) a citizen or resident of the
          --------------------
     United States, (b) a domestic partnership, (c) a domestic corporation, (d) any estate (other than an estate the income of which, from sources without the United States which is not effectively connected with the conduct of a trade or business within the United States, is not includible in such estate's gross income) or (e) any trust if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and (ii) one or more U.S. persons have the authority to control all substantial decisions of the trust.

          Wilmington Trust:  Means Wilmington Trust Company, a Delaware banking
          ----------------
     corporation.

          Section 1.02.  Compliance Certificates and Opinions.  Upon any
                         ------------------------------------
application or request by the Company to the Pass Through Trustee to take any action under any provision of this Trust Agreement, the Company shall furnish to the Pass Through Trustee an Officer's Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Trust Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Trust Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          Section 1.03.  Form of Documents Delivered to Pass Through Trustee.
                         ---------------------------------------------------
In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Trust Agreement, they may, but need not, be consolidated and form one instrument.

          Section 1.04.  Acts of Holders.  (a) Any direction, consent, waiver or
                         ---------------
other action provided by this Trust Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Pass Through Trustee and, where it is hereby expressly required, to the Company or the Indenture Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.01) conclusive in favor of the Pass Through Trustee, and the Indenture Trustee, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgements of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and where such execution is by an officer of a corporation or association or a member of a partnership, on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Pass Through Trustee deems sufficient.

          (c) In determining whether the Holders of the requisite Fractional Undivided Interests of Certificates Outstanding have given any direction, consent or waiver (a "Direction"), under this Trust Agreement, Certificates owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding under this Trust Agreement for purposes of any such determination. In determining whether the Pass Through Trustee shall be protected in relying upon any such Direction, only Certificates which the Pass Through Trustee knows to be so owned shall be so disregarded. Notwithstanding the foregoing, (i) if any such Person owns 100% of the Certificates Outstanding, such Certificates shall not be so disregarded as aforesaid, and (ii) if any amount of Certificates so owned by any such Person have been pledged in good faith, such Certificates shall not be disregarded as aforesaid if the pledgee establishes to the satisfaction of the Pass Through Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Company or any Affiliate of the Company.

          (d) Any direction, consent, waiver or other action by the Holder of any Certificate shall bind the Holder of every Certificate issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Certificate.

          (e) Except as otherwise provided in Section 1.04(c), Certificates owned by or pledged to any Person shall have an equal and proportionate benefit under the provisions of this Trust Agreement, without preference, priority, or distinction as among all of the Certificates.

                                  ARTICLE II

                   DECLARATION OF TRUST; PURPOSES AND POWERS

          Section 2.01.  Declaration of Trust.  The Trust shall be known as
                         ---------------------
"Transtel Pass Through Trust," in which name the Pass Through Trustee may conduct the affairs of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust. The Depositor hereby appoints Wilmington Trust as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Business Trust Statute. Wilmington Trust hereby agrees to hold the Trust Property as Pass Through Trustee on behalf of the Trust upon the terms and conditions and for the use and benefit of the Certificateholders as herein set forth.

          Section 2.02.  Statement of Intent.  (a) It is the intention of the
                         -------------------
parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Trust Agreement constitute the governing instrument of the Trust. Effective as of the date hereof, the Pass Through Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust.

          (b) It is the intention of the parties hereto that, for purposes of federal income taxes, state and local income and franchise taxes and any other taxes imposed upon, measured by, or based upon gross or net income, the Trust shall be treated as a grantor trust within the meaning of the Code with the Certificateholders as the grantors thereof and the provisions of this Agreement shall be interpreted in a manner consistent with such intention.

          (c) Notwithstanding any other provision in this Agreement, no amendment, supplement or other modification of this Agreement shall be effective without the written consent of the Company if such change would cause the Trust to be treated other than as a grantor trust for the purposes specified in
Section 2.02(b) hereof.

         Section 2.03. Transfer of Trust Property to Trust. (a) On the Transfer Date, the following will simultaneously occur: (i) the Trust will issue and sell the Certificates pursuant to this Trust Agreement; and (ii) the Trust will use the proceeds of the sale of the Certificates to purchase the Senior Notes in accordance with the provisions of this Agreement, the Purchase Agreement and the Indenture.

          (b) The Pass Through Trustee hereby agrees to have and to hold the Trust Property on behalf of the Trust, together with all revenues, issues, profits and proceeds, if any, thereof and therefrom and appurtenances thereto, until this Trust Agreement terminates pursuant to Section 12.01, in trust under and subject to the conditions and agreements hereinafter set forth, for the benefit and security of the Certificateholders.

          Section 2.04.  Legal Title to Trust Property.  Legal title to all
                         -----------------------------
Trust Property shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Property to be vested in a trustee or trustees, in which case legal title shall be deemed to be vested in the Pass Through Trustee, a co-trustee and/or a separate trustee, as the case may be.

          Section 2.05.  Office.  The office of the Trust shall be in care of
                         ------
the Pass Through Trustee at the Corporate Trust Office.

          Section 2.06.  Situs of Trust.  The Trust shall be located and
                         --------------
administered in, and all bank accounts of the Trust maintained in, the State of Delaware or the State of New York. Payments shall be received by the Trust only in the State of Delaware or the State of New York and payments will be made by the Trust only from the State of Delaware or the State of New York.

          Section 2.07.  Activities of Trust.  (a) The Trust shall not engage in
                         -------------------
any activities other than those required or authorized by the terms of this Trust Agreement relating to the issuance, sale and payment of the Certificates in accordance with their terms and the terms of the Note Documents, relating to the acquisition, management, collection and holding of the Senior Notes and the collection and distribution of moneys deposited in the Certificate Account and the Special Payment Account, all in accordance with this Trust Agreement and the Indenture.

          (b) The Pass Through Trustee is hereby authorized to take any and all actions on behalf of the Trust in connection with the issuance and sale of the Certificates and the purchase of the Senior Notes. In furtherance of the foregoing, the Pass Through Trustee, simultaneously with the execution and delivery of the Trust Agreement, shall also execute and deliver the other Trust Documents on behalf of the Trust.

          (c) The Trust is constituted solely for the purpose of making the investment in the Senior Notes, and, except as set forth herein, the Pass Though Trustee is not authorized or empowered to acquire any other investments or engage in any other activities and, in particular, the Pass Through Trustee is not authorized or empowered to do anything that would cause the Trust to fail to qualify as a "grantor trust" for U.S. federal income tax purposes.

                                  ARTICLE III

                         ACQUISITION OF SENIOR NOTES;
                       ORIGINAL ISSUANCE OF CERTIFICATES

          Section 3.01.  Issuance of Certificates; Acquisition of Senior Notes.
                         -----------------------------------------------------
Upon request of the Company, the Pass Through Trustee shall execute and deliver on behalf of the Trust and shall authenticate Certificates equaling in the aggregate the total aggregate principal amount of the Senior Notes to be simultaneously purchased by the Trust on the Transfer Date and evidencing the entire beneficial ownership of the Trust. The Pass Through Trustee, on behalf of the Trust, shall issue and sell such Certificates on the Transfer Date to the Initial

Purchaser pursuant to the Purchase Agreement, in authorized denominations and in such Fractional Undivided Interests, so as to result in the receipt of consideration in an amount equal to the aggregate principal amount of such Senior Notes (the "Consideration"). The Pass Through Trustee, on behalf of the Trust, shall purchase and the Company shall sell to the Trust, pursuant to the terms hereof, the Senior Notes on the Transfer Date at an aggregate purchase price equal to the amount of the Consideration so received. Except as provided in Sections 4.04 and 4.05 hereof, the Pass Through Trustee shall not execute or deliver Certificates in excess of the aggregate amount specified in this paragraph.

          Section 3.02.  Acceptance by Pass Through Trustee.  The Pass Through
                         -----------------------------------
Trustee, upon the execution and delivery of this Trust Agreement, acknowledges its acceptance of all right, title, and interest, on behalf of the Trust, in and to the Senior Notes as Trust Property acquired pursuant to Section 3.01 hereof and the Indenture and declares that the Pass Through Trustee holds and will hold such right, title, and interest, together with all other property constituting the Trust Property, for the benefit of all present and future Certificateholders, upon the trusts herein set forth. By its payment for and acceptance of each Certificate issued to it hereunder, each initial Certificateholder agrees to be bound by the terms of this Trust Agreement as if it were a signatory hereto.

                                  ARTICLE IV

                               THE CERTIFICATES

          Section 4.01.  Form, Denomination and Execution of Certificates.  The
                         ------------------------------------------------
Certificates shall be substantially in the form of Exhibit B hereto. The Certificates may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company shall approve the form of the Certificates and any notation, legend or endorsement on them and shall furnish the same to the Pass Through Trustee, which shall be in form and substance satisfactory to the Pass Through Trustee.

          The terms and provisions contained in the Certificates, annexed hereto as Exhibit B, shall constitute, and are hereby expressly made, a part of this Trust Agreement and, to the extent applicable, the Company and the Pass Through Trustee, by their execution and delivery of this Trust Agreement, expressly agree to such terms and provisions and to be bound thereby.

          Certificates offered and sold in reliance on Rule 144A under the Securities Act shall be issued initially in the form of one or more permanent global Certificates in registered form, substantially in the form set forth in Exhibit B (a "U.S. Global Certificate"), deposited with the Registrar, as custodian for DTC, or its nominee, duly executed and authenticated by the Pass Through Trustee as hereinafter provided and shall bear the legends set forth in Exhibits C-1 (the "Restricted Securities Legend") and C-2. The aggregate principal amount of a U.S. Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Registrar, as custodian for DTC, or its nominee, as hereinafter provided. Certificates offered and sold in offshore transactions in reliance on Regulation S under the Securities Act shall be issued in the form of one or more permanent global Certificates in registered form in substantially the form set forth in Exhibit B (an "Offshore Global Certificate"), deposited with the Registrar, as custodian for DTC, or its nominee, for the operator of Euroclear and Cedel for credit to the respective accounts of the beneficial owners of the Offshore Global Certificate, duly executed and authenticated by the Pass Through Trustee as hereinafter provided and shall bear the legends set forth in Exhibits C-1 and C-2. The aggregate principal amount of an Offshore Global Certificate may from time to time be increased or decreased by adjustments made on the record of the Registrar as custodian for DTC, or its nominee, as hereinafter provided. The U.S. Global Certificate and Offshore Global Certificate are sometimes collectively herein referred to as the "Global Certificates."

          Certificates offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued in the form of permanent certificated Certificates in registered form, in substantially the form set forth in Exhibit B (the "Physical Certificates") duly executed and authenticated by the Pass Through Trustee as hereinafter provided and shall, if issued prior to the Exchange Offer, bear the legend set forth in Exhibit C-1.

          The Certificates shall be initially issued in minimum denominations of $250,000, or integral multiples of $1,000 in excess thereof.

          The Certificates shall be executed on behalf of the Trust by manual or facsimile signature of a Responsible Officer of the Pass Through Trustee. Certificates bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Pass Through Trustee shall be valid and binding obligations of the Pass Through Trustee, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such office at the date of such Certificates. No Certificate shall be entitled to any benefit under this Trust Agreement, or be valid for any purposes, unless there appears on such Certificate a certificate of authentication substantially in the form set forth on Exhibit B hereto.

          Section 4.02.  Authentication of Certificates.  The Pass Through
                         ------------------------------
Trustee, on the Transfer Date, shall cause to be authenticated and delivered, simultaneously with the sale to the Trust of the Senior Notes pursuant to
Section 3.01 hereof, Certificates duly authenticated by the Pass Through Trustee, in authorized denominations equaling in the aggregate the aggregate principal amount of the Senior Notes so purchased and evidencing the entire ownership of the Trust.

          The Pass Through Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Certificates. Unless limited by the terms of such appointment, an authenticating agent may authenticate the Certificates whenever the Pass Through Trustee may do so. Each reference in this Agreement to authentication by the Pass Through Trustee includes authentication by such appointment. An authenticating agent has the same rights as an Authorized Agent. Marine Midland is hereby appointed authenticating agent by the Pass Through Trustee.

          No Opinion of Counsel need be delivered in connection with the authentication of certificates hereunder.

          Section 4.03.  [intentionally left blank]

          Section 4.04.  Registration of Transfer and Exchange of Certificates.
                         -----------------------------------------------------
(a) The Registrar shall cause to be kept at the office or agency to be maintained by it in accordance with the provisions of Section 8.12 a register (the "Register") in which, subject to the provisions of this Section 4.04 and the Certificates, the Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Marine Midland shall initially be the registrar (the "Registrar") for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

          (b) Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office of the Registrar or such other office or agency, the Pass Through Trustee at the request of the Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate Fractional Undivided Interest. At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Pass Through Trustee, at the request of the Registrar, shall execute, authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in the form of Exhibit D or any other form satisfactory to the Pass Through Trustee and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

          (c) Any Holder of a Global Certificate shall, by acceptance of such Global Certificate, agree that transfers of beneficial interests in such Global Certificate may be effected only through a book entry system maintained by the Holder of such Global Certificate (or its agent), and that ownership of a beneficial interest in the Certificate shall be required to be reflected in a book entry. When Certificates are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Certificates of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Pass Through Trustee shall execute and authenticate Certificates at the Registrar's request. No service charge shall be made for any registration of transfer or exchange of the Certificates, but the Company and the Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

          (d) All Certificates surrendered for registration of transfer and exchange shall be cancelled and subsequently destroyed by the Registrar.

          Section 4.05.  Mutilated, Destroyed, Lost or Stolen Certificates.  If
                         -------------------------------------------------
(a) any mutilated Certificate is surrendered to the Registrar, or the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Registrar and the Pass Through Trustee such security, indemnity or bond, as may be required by them to save each of them harmless, then, in the absence of notice to the Registrar or the Pass Through Trustee that such Certificate has been acquired by a bona fide purchaser, the Pass Through Trustee, at the request of the Registrar, shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Fractional Undivided Interest with the same final Distribution Date. In connection with the issuance of any new Certificate under this Section 4.05, the Pass Through Trustee and the Registrar shall require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Pass Through Trustee and the Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 4.05 shall constitute conclusive evidence of the appropriate Fractional Undivided Interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          Section 4.06.  Persons Deemed Owners.  Prior to due presentation of a
                         ---------------------
Certificate for registration of transfer, the Pass Through Trustee, the Registrar, and any Paying Agent of the Pass Through Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and neither the Pass Through Trustee, the Registrar, nor any Paying Agent of the Pass Through Trustee shall be affected by any notice to the contrary.

          Section 4.07.  Cancellation.  All Certificates surrendered for payment
                         ------------
or transfer or exchange shall, if surrendered to any Person party hereto other than the Registrar, be delivered by such Person to the Registrar for cancellation. No Certificates shall be authenticated in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Trust Agreement. All cancelled Certificates held by the Registrar shall be destroyed and a certification of their destruction delivered to the Pass Through Trustee.

          Section 4.08.  Limitation of Liability for Payments.  All payments or
                         ------------------------------------
distributions made to Certificateholders under this Trust Agreement shall be made only from the Trust Property and only to the extent that the Paying Agent shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of Article V of this Trust Agreement. Each Holder of a Certificate, by its acceptance of such Certificate, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to the Holder thereof as provided in this Trust Agreement. Nothing in this Trust Agreement shall be construed as an agreement, or otherwise creating an obligation, of the Company, the Pass Through Trustee or the Paying Agent to pay any of the principal, premium, if any, and interest due from time to time under the Senior Notes or in respect of the Certificates.

          Section 4.09.  BookEntry Provisions for U.S. Global Certificate and
                         ----------------------------------------------------
Offshore Global Certificate. (a) Each Global Certificate initially shall (i) be
---------------------------
registered in the name of DTC, or its nominee, (ii) be delivered to the Registrar as custodian for DTC, or its nominee, and (iii) bear legends as set forth in Exhibits C-1 and C-2.

          Members of, or participants in, DTC ("Agent Members") shall have no rights under this Trust Agreement with respect to a Global Certificate, held on their behalf by DTC, or the Registrar as its custodian, or under a Global Certificate, and DTC may be treated by the Company, the Pass Through Trustee, the Paying Agent, the Registrar and any agent of the Company, the Pass Through Trustee, the Paying Agent, the Registrar as the absolute owner of such a Global Certificate for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Pass Through Trustee or any agent of the Company or the

Pass Through Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Certificate.

          (b) Transfers of a Global Certificate shall be limited to transfers of such Global Certificate in whole, but not in part, to DTC, its successors or their respective nominee. Interests of beneficial owners in a Global Certificate may be transferred in accordance with the rules and procedures of DTC and the provisions of Section 4.10. In addition, Physical Certificates shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Certificate, if (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for a Global Certificate, and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC to issue Physical Certificates.

          (c) Any beneficial interest in one of the Global Certificates that is transferred to a Person who takes delivery in the form of an interest in the other Global Certificate will, upon transfer, cease to be an interest in such Global Certificate and become an interest in the other Global Certificate and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Certificate for as long as it retains such an interest.

          (d) In connection with any transfer of a portion of the beneficial interests in a Global Certificate to beneficial owners pursuant to paragraph (b) of this Section, the Registrar shall (if one or more Physical Certificates is to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Certificate in an amount equal to the principal amount of the beneficial interest in such Global Certificate to be transferred, and the Pass Through Trustee shall execute, authenticate and deliver one or more Physical Certificates of like tenor and amount.

          (e) In connection with the transfer of an entire Global Certificate to beneficial owners pursuant to paragraph (b) of this Section, such Global Certificate, shall be deemed to be surrendered to the Registrar for cancellation, and the Pass Through Trustee, at the request of the Registrar, shall execute, authenticate and deliver to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Certificate, an equal aggregate principal amount of Physical Certificates of authorized denominations.

          (f) Any Physical Certificate delivered in exchange for an interest in a Global Certificate, pursuant to paragraph (b) or (d) of this Section shall, except as otherwise provided by paragraph (c) of Section 4.10, bear the Restricted Securities Legend.

          (g) The registered holder of a Global Certificate may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Trust Agreement or the Certificates.

          Section 4.10.  Special Transfer Provisions.  (a)  Notwithstanding any
                         ---------------------------
other provision of this Trust Agreement, transfers and exchanges of Certificates and beneficial interests in a Global Certificate shall be made only in accordance with this Section 4.10.

               (i)  U.S. Global Certificate to Offshore Global Certificate.
                    ------------------------------------------------------
          If the beneficial owner of a U.S. Global Certificate wishes at any time to transfer all or any portion of such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in an Offshore Global Certificate, such transfer may be effected only in accordance with the provisions of this clause (a)(i). Upon receipt by the Registrar of (A) a written order from DTC or its authorized representative directing the Registrar to credit or cause to be credited to a specified Agent Member's account beneficial interest in the Offshore Global Certificate to be so transferred, and (B) the proposed transferor of the beneficial interest of the U.S. Global Certificate delivers a certificate in the from of Exhibit G to the Registrar, then the Registrar shall (1) reduce the aggregate principal amount of the U.S. Global Certificate, (2) increase the aggregate principal amount of the Offshore Global Certificate by the principal amount of such Certificates so transferred, (3) endorse the appropriate schedules of each such Global Certificate in the amount of such reduction and increase, respectively, and (4) credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Offshore Global Certificate having a principal amount equal to the amount equal to the amount so transferred.

               (ii) Offshore Global Certificate to U.S. Global Certificate.
                    ------------------------------------------------------
          If the beneficial owner of an Offshore Global Certificate wishes at any time to transfer all or any portion of such interest to a Person who wishes to take delivery thereof in the from of a beneficial interest in a U.S. Global Certificate, such transfer may be effected only in accordance with the provisions of this clause (a)(ii). Upon receipt by the Registrar of (A) a written order from an Agent Member directing the Registrar to credit or cause to be credited to a specified Agent Member's account a beneficial interest in the Offshore Global Certificate to be so transferred, and (B) the proposed transferor of the beneficial interest of the Offshore Global Certificate delivers a certificate in the form of Exhibit H to the Registrar, then the Registrar shall (1) reduce the aggregate principal amount of the U.S. Global Certificate, (2) increase the aggregate principal amount of the U.S. Global Certificate by the principal amount of such Certificate so transferred, (3) endorse the appropriate schedules of each such Global Certificate in the amount of such reduction and increase, respectively, and (4) credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the U.S. Global Certificate having a principal amount equal to the amount so transferred.

              (iii) Physical Certificate to Global Certificate.  If the Holder
                    ------------------------------------------
          of a Physical Certificate wishes at any time to transfer all or any portion of such Certificate to a Person who wishes to take delivery thereof in the from of a beneficial interest in a Global Certificate, such transfer may be effected only in accordance with the provisions of this clause (a)(iii). Upon receipt by the Registrar of (a) such

          Certificate as provided in Section 4.04 and instructions satisfactory to the Registrar directing that a specified principal amount not greater than the principal amount of such Certificate be credited to a specified Agent Member's account or Euroclear or Cedel participant's account, as the case may be, and (B) the proposed transferor of the Physical Certificate delivers a certificate in the from of, in the case of sales under Rule 144A of the Securities Act, Exhibit H, and the case of sales under Regulation S of the Securities Act, Exhibit G, to the Registrar, then the Registrar shall cancel such Physical Certificate (and the Pass Through Trustee, at the request of the Registrar, shall authenticate and deliver a new Physical Certificate in respect of any untransferred portion thereof) and increase the aggregate principal amount of the Global Certificate by the principal amount of such Physical Certificate so transferred.

              (iv)  Physical Certificate to Physical Certificate.  A Physical
                    --------------------------------------------
          Certificate may be transferred, in whole or in part, to a Person who takes delivery in the form of another Physical Certificate, provided
                                                                      --------
          that if the Physical Certificate bears a Restricted Securities Legend, then the Registrar shall have received a certificate from the transferee in the form of Exhibit F from the transferor.

               (v)  Global Certificate to Physical Certificate.  A beneficial
                    ------------------------------------------
          interest in a Global Certificate may be exchanged for a security that is not a Global Certificate only as provided in Section 4.09.

          (b) Notwithstanding any other provision of this Trust Agreement, Certificates or portions thereof may be transferred or exchanged only in principal amounts of not less than the minimum authorized denomination therefore, and only if, following such transfer or exchange, each Holder would hold Certificates with a principal amount of not less than such minimum authorized denomination. Any transfer, exchange or other disposition of Certificates in contravention of this Section 4.10(b) shall be deemed to be void and of no legal effect whatsoever, any such transferee shall be deemed not to be the Holder or owner of any beneficial interest in such Certificates for any purpose, including but not limited to the receipt of interest payable on such Certificates, and such transferee shall be deemed to have no interest whatsoever in such Certificates.

          (c)  Restricted Securities Legend.  Upon the transfer, exchange or
               ----------------------------
replacement of Certificates not bearing the Restricted Securities Legend, the Registrar shall deliver Certificates that do not bear the Restricted Securities Legend. Upon the transfer, exchange or replacement of Certificates bearing the Restricted Securities Legend, the Registrar shall deliver only Certificates that bear the Restricted Securities Legend unless either (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company, the Registrar and the Pass Through Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) Exchange Certificates are being issued in exchange for Initial Certificates pursuant to the Exchange Offer.

          (d)  General.  By its acceptance of any Certificate bearing the
               -------
Restricted Securities Legend, each Holder of such a Certificate acknowledges the restrictions on transfer of such Certificate set forth in this Trust Agreement and in the Restricted Securities Legend and agrees that it will transfer such Certificate only as provided in this Trust Agreement. The Registrar shall not register a transfer of any Certificate unless such transfer complies with the restrictions on transfer of such Certificate set forth in this Trust Agreement. In connection with any transfer of Certificates, each Holder agrees by its acceptance of the Certificates to furnish the Registrar or the Company such certifications, legal opinions or other information as any of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the
                                                     --------
Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

          Notwithstanding anything contained herein to the contrary, neither the Pass Through Trustee nor the Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions or exemptions from the Securities Act, the Securities Exchange Act, applicable state securities law or the Investment Company Act of 1940, as amended; provided,
                                                                  --------
however, that if a certificate is specifically required to be delivered to the
-------
Registrar by a purchaser or transferee of a Certificate, the Registrar shall be under a duty to examine the same to determine whether it conforms to the requirements of this Trust Agreement and shall promptly notify the party delivering the same if such certificate does not so conform.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 4.09 or this Section 4.10. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

          Section 4.11.  CUSIP Numbers.  The Trust in issuing the Certificates
                         -------------
may use "CUSIP" and "CINS" numbers (if then generally in use), and the Pass Through Trustee and the Registrar shall use CUSIP numbers or CINS numbers, as the case may be, in notices of exchange as a convenience to Holders; provided
                                                                     --------
that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Certificates or as contained in any notice of exchange and that reliance may be placed only on the other identification numbers printed on the Certificates.

          Section 4.12.  Registration Rights.  Pursuant to and in accordance
                         -------------------
with the Registration Rights Agreement, each of the Company and the Trust have agreed to file a registration statement for the issuance of registered certificates with substantially identical terms to the Certificates, except that the registered certificates will not contain terms with respect to transfer restrictions. The interest rate payable on the Senior Notes shall be increased by an amount equal to .50% per annum at the times specified in the Registration Rights Agreement if either the Company or the Trust fails to satisfy certain provisions of such Registration Rights Agreement to allow the Certificates to be freely transferable by Certificateholders under the Securities Act.

                                   ARTICLE V

                         DISTRIBUTIONS; STATEMENTS TO
                              CERTIFICATEHOLDERS

          Section 5.01.  Certificate Account and Special Payments Account.  (a)
                         ------------------------------------------------
The Pass Through Trustee shall establish and maintain with the Paying Agent on behalf of the Certificateholders an account (the "Certificate Account") as one or more non-interest-bearing accounts. The Paying Agent shall hold the Certificate Account in the name of the Trust or the Pass Through Trustee on behalf of the Trust, in trust for the benefit of the Certificateholders, and shall make or permit withdrawals therefrom only as provided in this Trust Agreement. On each day when a Scheduled Payment is made under the Indenture to the Trust, as holder of the Senior Notes issued under such Indenture, the Paying Agent upon receipt shall immediately deposit the aggregate amount of such Scheduled Payment in the Certificate Account.

          (b) The Pass Through Trustee shall establish and maintain with the Paying Agent on behalf of the Certificateholders an account (the "Special Payments Account") as one or more accounts, which shall be noninterest bearing except as provided in Section 5.04. The Paying Agent shall hold the Special Payments Account in the name of the Trust or the Pass Through Trustee on behalf of the Trust, in trust for the benefit of the Certificateholders, and shall make or permit withdrawals therefrom only as provided in this Trust Agreement. On each day when a Special Payment (other than a Special Payment that represents the proceeds of any sale pursuant to Article VII hereof by the Pass Through Trustee, on behalf of the Trust, of a Senior Note) is made under the Indenture to the Trust, as holder of the Senior Notes issued under such Indenture, the Paying Agent upon receipt shall immediately deposit the aggregate amounts of such Special Payments in the Special Payments Account. Upon the sale of any Senior Note by the Pass Through Trustee, on behalf of the Trust, pursuant to
Article VII hereof and the realization of any proceeds thereof upon receipt by the Paying Agent, the Paying Agent shall deposit the aggregate amount of such proceeds as a Special Payment in the Special Payments Account.

          (c) The Pass Through Trustee, on behalf of the Trust, shall present to the Indenture Trustee each Senior Note on the date of its stated final maturity, or in the case of any Senior Note which is to be redeemed in whole pursuant to the Indenture, on the applicable prepayment date under such Indenture.

          Section 5.02.  Distributions from Certificate Account and Special
                         --------------------------------------------------
Payments Account.  (a)  On each Distribution Date or as soon thereafter as the
----------------
Paying Agent has confirmed receipt of the payment of the Scheduled Payments due on the Senior Notes on such date, the Pass Through Trustee shall cause the Paying Agent to distribute out of the Certificate Account the amount, net of any applicable withholdings or deductions for taxes, deposited therein pursuant to
Section 5.01(a). There shall be so distributed to each Certificateholder of record on the Record Date with respect to such Distribution Date (other than as provided in Section 12.01 concerning the final distribution) by (i) check mailed to such Certificateholder at the address appearing in the Register or (ii) upon application to the Paying Agent, by wire transfer in immediately available funds to an account maintained by the Certificateholder with a bank, such Certificateholder's pro rata share (based on the aggregate Fractional Undivided Interest held by such Certificateholder) of the aggregate amount in the Certificate Account.

          (b) On each Special Distribution Date with respect to any Special Payment or as soon thereafter as the Paying Agent has confirmed receipt of the Special Payments due on the Senior Notes or realized upon the sale of any Senior Note, the Pass Through Trustee shall cause the Paying Agent to distribute out of the Special Payments Account, net of any applicable withholdings or deductions for taxes, the amount deposited therein pursuant to Section 5.01(b) of such Special Payment. There shall be so distributed to each Certificateholder of record on the Record Date with respect to such Special Distribution Date (other than as provided in Section 12.01 concerning the final distribution) by (i) check mailed to such Certificateholder at the address appearing in the Register or (ii) upon application to the Paying Agent, by wire transfer in immediately available funds to an account maintained by the Certificateholder with a bank, such Certificateholder's pro rata share (based on the aggregate Fractional Undivided Interest held by such Certificateholder) of the aggregate amount in the Special Payments Account on account of such Special Payment.

          (c) The Pass Through Trustee shall cause the Paying Agent, at the expense of the Company, to give notice of each Special Payment to each Certificateholder at his address as it appears in the Register. In the event of prepayment of Senior Notes, such notice shall be mailed not less than 20 days prior to the date any such Special Payment is scheduled to be distributed. In the case of any other Special Payments, such notice shall be mailed as soon as practicable after the Paying Agent has confirmed that it has received funds for such Special Payment. Notices mailed by the Paying Agent shall set forth:

               (i) the Special Distribution Date and the Record Date therefor (except as otherwise provided in Section 12.01);

              (ii) the amount of the Special Payment for each $1,000 face amount Certificate and the amount thereof constituting principal, premium, if any, and interest;

             (iii)  the reason for the Special Payment; and

              (iv) if the Special Distribution Date is the same date as a Distribution Date, the total amount to be received on such date for each $1,000 face amount Certificate.

          If the amount of premium payable upon the redemption of a Senior Note has not been calculated at the time that the Paying Agent mails notice of a Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium received will also be distributed.

          If any redemption of the Senior Notes held in the Trust is cancelled, the Pass Through Trustee shall cause the Paying Agent, as soon as possible after learning thereof, to mail notice thereof to each Certificateholder at its address as it appears on the Register.

          (d) Any amounts paid to the Certificateholders as a result of the exercise of the rights under the Guarantee shall be in full satisfaction of the corresponding obligation to make payment under the Certificates.

          Section 5.03.  Statements to Certificateholders.  (a)  On each
                         --------------------------------
Distribution Date and Special Distribution Date, if any, included with each distribution to Certificateholders will be a statement prepared by the Paying Agent, giving effect to such distribution to be made on such Distribution Date or Special Distribution Date, as the case may be, setting forth the following information (per a $1,000 face amount Certificate as to (i) and (ii) below):

               (i) the amount of such distribution allocable to principal and the amount allocable to premium, if any; and

              (ii)  the amount of such distribution allocable to interest.

          (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Paying Agent shall furnish to each Person who at any time during such calendar year was a Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i) and (a)(ii) with respect to the Trust for such calendar year or, in the event such Person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year, and such other items as are readily available to the Paying Agent and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns. Such report and such other items shall be prepared on the basis of information supplied to the Paying Agent by the Clearing Agency Participants and shall be delivered by the Paying Agent to such Clearing Agency Participants to be available for forwarding by such Clearing Agency Participants to Certificateholders.

          Section 5.04.  [intentionally left blank]
                         --------------------------

          Section 5.05.  Additional Amounts.  (a) Except as provided in Section
                         ------------------
5.05(b) hereof and subject to the Company having provided the Trust with the necessary funds, if the Trust is required to withhold or deduct or if the Trust is otherwise required to pay any amount for or on account of Taxes imposed by a Taxing Authority, from or in respect of any payment made under Section 5.02 of this Trust Agreement, the Trust will pay, together with the payment under
Section 5.02, such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Certificateholder (including Additional Amounts) after such withholding or deduction or other payment of Taxes will not be less than the amount the Certificateholder would have received if such Taxes had not been withheld or deducted or paid.

          (b) No Additional Amounts will be payable with respect to a payment made to a Certificateholder in any of the following circumstances:

                 (i) With respect to any Tax which would not have been imposed, payable or due

                         (A) but for the existence of any present or former
                 connection between the Certificateholder (or the beneficial owner of, or person having a right to acquire an interest in, such Certificate) and a Taxing Authority, other than the mere holding of the Certificates;

                         (B) if the Certificates are held in definitive
                 registered form and the presentation of the definitive Certificate for payment had occurred within 30 days after the date such payment was due and payable or was provided for, whichever is later; or

                         (C) but for the failure of a Non-U.S. Certificateholder
                 to comply with certification, information or other reporting requirements concerning the nationality, residence, identity or business activity within the United States of such Certificateholder (or, if applicable, the beneficial owner of, or other person having a right to acquire an interest in, the Certificate) if such compliance is a condition to such Taxes not being imposed, payable or due with respect to the payment; or

                (ii) If, had the beneficial owner of, or other person having a right to acquire an interest in, such Certificate been the Certificateholder, such person would not have been entitled to the payment of Additional Amounts.

          (c) Except as provided in the Section 13.01(b) hereof, in no event will Additional Amounts be payable with respect to any tax that is payable otherwise than by withholding from payments under Section 5.02 hereof.

          Section 5.06.  Stamp, Issue and Certain Other Taxes.  The Trust will
                         ------------------------------------
pay any stamp, issue, transfer, sales, use, value-added, property, registration, documentary, enforcement or other similar taxes and other duties (including interest and penalties) payable to any Taxing Authority in respect of the creation, issue or offering of the Certificates or any other documents directly related to such creation, issue or offering.

                                  ARTICLE VI

                                  THE COMPANY

          Section 6.01.  Maintenance of Corporate Existence.  The Company, at
                         ----------------------------------
its own cost and expense, will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, except as otherwise specifically permitted in Section 6.02; provided, however, that the Company shall not be required to preserve any right
--------  -------
or franchise if it shall determine that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not prejudicial in any material respect to the Certificateholders.

          Section 6.02.  Consolidation, Merger or Sale of Assets Permitted.
                         -------------------------------------------------
The Company shall not merge or consolidate with or into any other corporation or sell, convey or otherwise dispose of all or substantially all of its assets to any Person unless such merger or consolidation is permitted by the terms of the Indenture and the surviving corporation shall expressly assume the due and punctual performance and observance of all of the covenants and conditions of this Trust Agreement to be performed by the Company by supplemental agreement given by such successor corporation to the Pass Through Trustee.

          Section 6.03.  Availability of Certain Information Concerning the
                         --------------------------------------------------
Company. Until such time as the Certificates have been registered for resale by
-------
the Certificateholders pursuant to the Securities Act by the Company, the Company will furnish to any Certificateholder upon request, copies of the information required to be delivered to Certificateholders or prospective purchasers of Certificates from Certificateholders in order to enable such Certificateholders to comply with Rule 144A under the Securities Act.

          Section 6.04.  Notification of Certain Company Acquisitions of
                         -----------------------------------------------
Certificates. Until such time as the Certificates have been registered for
------------
resale by the Certificateholders pursuant to the Securities Act by the Company, the Company shall not acquire any beneficial interest, and will cause its "affiliates" (as defined in paragraph (a)(l) of Rule 144 under the Securities
Act) not to acquire any beneficial interest, in any Certificate unless they notify the Pass Through Trustee and Registrar of such acquisition. The Pass Through Trustee, the Registrar and all Certificateholders shall be entitled to rely without further investigation on any such notification (or the lack thereof).

                                  ARTICLE VII

                                    DEFAULT

          Section 7.01.  Events of Default. If any Indenture Event of Default
                         -----------------
(an "Event of Default") shall occur and be continuing, then, and in each and every case, so long as such Indenture Event of Default shall be continuing, and upon the direction of the Certificateholders evidencing Fractional Undivided Interests aggregating not less than 25% interest in the Trust, the Pass Through Trustee shall vote a corresponding 25% of such Senior Notes, in favor of directing the Indenture Trustee, to declare the unpaid principal amount of the Senior Notes then outstanding and accrued interest thereon to be due and payable under, and in accordance with the provisions of, the Indenture. In addition, if an Indenture Event of Default shall have occurred and be continuing, and upon the direction of the Certificateholders evidencing Fractional Undivided Interest aggregating not less than a majority in interest of the Trust, the Pass Through Trustee shall vote a corresponding majority of such Senior Notes to direct the Indenture Trustee regarding the exercise of remedies provided in Article VI of the Indenture.

          At any time after a declaration of acceleration with respect to the Senior Notes as described in the preceding paragraph, but before a judgment or decree for the payment of money due has been obtained by the Indenture Trustee, the Certificateholders evidencing at least a majority in interest in the Trust may rescind and cancel such declaration and its consequences (i) if the recission would not conflict with any judgment or decree, (ii) if all existing Indenture Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration,
(iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Indenture Trustee its reasonable compensation and reimbursed the Indenture Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Indenture Event of Default specified in clause
(h) of Section 6.01 of the Indenture, the Indenture Trustee shall have received an Officer's Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

          In addition, after an Event of Default shall have occurred and be continuing, the Pass Through Trustee, upon the direction of the Certificateholders evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust shall, by such officer or agent as it may appoint, subject to complying with the terms of the Indenture and the Senior Notes, sell, convey, transfer and deliver such Senior Note or Senior Notes, without recourse to or warranty by the Pass Through Trustee or any Certificateholder, to any Person. In any such case, the Pass Through Trustee shall, on behalf of the Trust, sell, assign, contract to sell or otherwise dispose of and deliver such Senior Note or Senior Notes in one or more parcels at public or private sale or sales, at any location or locations selected by the Certificateholders, all upon such terms and conditions, and at such prices, for cash as it shall be directed by the Certificateholders. If the Pass Through Trustee so decides or is required to sell or otherwise dispose of any Senior Note pursuant to this Section, the Pass Through Trustee shall take such of the actions described above, as it shall be directed by the Certificateholders, as it may reasonably deem most effectual to complete the sale or other disposition of such Senior Note, so as to provide for the payment in full of all amounts due on the Certificates. The Pass Through Trustee shall give notice to the Company promptly after any such sale.

          Section 7.02. Incidents of Sale of Senior Notes. Upon any sale of all
                        ---------------------------------
or any part of the Senior Notes made either under the power of sale given under this Trust Agreement or otherwise for the enforcement of this Trust Agreement, the following shall be applicable:

          (1)  Certificateholders and Pass Through Trustee May Purchase Senior
               ---------------------------------------------------------------
     Notes. Any Certificateholder, the Pass Through Trustee in its individual or
     -----
     any other capacity or any other Person may bid for and purchase any of the Senior Notes, and upon compliance with the terms of sale, may hold, retain, possess and dispose of such Senior Notes in their or its or his own absolute right without further accountability.

     (2)  Receipt of Pass Through Trustee Shall Discharge Purchaser. The
          ---------------------------------------------------------
     receipt of the Pass Through Trustee or the Paying Agent or of the officer making such sale shall be a sufficient discharge to any purchaser for his purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or his personal representative or assigns shall not be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or nonapplication thereof.

     (3)  Application of Moneys Received upon Sale. Any moneys collected by the
          ----------------------------------------
     Paying Agent at the direction of the Pass Through Trustee upon any sale made either under the power of sale given by this Trust Agreement or otherwise for the enforcement of this Trust Agreement, shall be applied as provided in Section 5.02.

          Section 7.03. Judicial Proceedings Instituted by Pass Through Trustee.
                        -------------------------------------------------------
(a)  Pass Through Trustee May Bring Suit.  If there shall be a failure to make
     -----------------------------------
payment of the principal of, premium, if any, or interest on any Senior Note, then the Pass Through Trustee, in its own name, and as trustee of an express trust, as holder of such Senior Notes, shall be, to the extent permitted by and in accordance with the terms of the Note Documents, entitled and empowered to (but shall be under no affirmative obligation) to institute any suits, actions or proceedings at law, in equity or otherwise, for the collection of the sums so due and unpaid on such Senior Notes and may prosecute any such claim or proceeding to judgment or final decree with respect to the whole amount of any such sums so due and unpaid.

          (b)  Pass Through Trustee May File Proofs of Claim; Appointment of
               -------------------------------------------------------------
Pass Through Trustee as Attorney-in-Fact in Judicial Proceedings.  Upon demand
----------------------------------------------------------------
by the Company, the Pass Through Trustee in its own name, or as trustee of an express trust, or as attorney-in-fact for the Certificateholders, or in any one or more of such capacities (irrespective of whether distributions on the Certificates shall then be due and payable, or the payment of the principal on the Senior Notes shall then be due and payable, as therein expressed or by declaration or otherwise and irrespective of whether the Pass Through Trustee shall have made any demand to the Indenture Trustee for the payment of overdue principal, premium (if any) or interest on the Senior Notes), shall be entitled and empowered to (but shall be under no affirmative obligation) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Pass Through Trustee and of the Certificateholders allowed in any receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or any other judicial proceedings relative to the Company, their respective creditors or property. Any receiver, assignee, trustee, liquidator sequestrator (or similar official) in any such judicial proceeding is hereby authorized by each Certificateholder to make payments in respect of such claim to the Pass Through Trustee, and in the event that the Pass Through Trustee shall consent to the making of such payments directly to the Certificateholders, to pay to the Pass Through Trustee any amount due to it for the reasonable compensation, expenses, disbursements, indemnity and advances of the Pass Through Trustee, its agents and counsel. Nothing contained in this Trust Agreement shall be deemed to give to the Pass Through Trustee any right to accept or consent to any plan of reorganization or otherwise by action of any character in any such proceeding to waive or change in any way any right of any Certificateholder.

          Section 7.04.  Control by Certificateholders. The Certificateholders
                         -----------------------------
evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Pass Through Trustee, or exercising any trust or power conferred on the Pass Through Trustee under this Trust Agreement, including any right of the Pass Through Trustee as holder of the Senior Notes, provided that
                            --------

          (1) such direction shall not be in conflict with any rule of law or with this Trust Agreement and would not involve the Pass Through Trustee in personal liability or expense,

          (2) the Pass Through Trustee shall not determine that the action so directed would be unjustly prejudicial to the Certificateholders not taking part in such direction,

          (3) the Pass Through Trustee may take any other action deemed proper by the Pass Through Trustee which is not inconsistent with such direction,

          (4) if an Indenture Event of Default shall have occurred and be continuing, such direction shall not obligate the Pass Through Trustee to vote more than a corresponding majority, of the related Senior Notes held by the Trust in favor of directing any action by the Indenture Trustee with respect to such Indenture Event of Default, and

          (5) in the case of the Pass Through Trustee exercising any right as holder of the Senior Notes, if the Indenture provides that such right can only be exercised upon a vote of the Senior Noteholders aggregating greater than a majority of the principal amount outstanding of such Notes (a "Required Percentage"), then the Pass Through Trustee may only exercise such right upon a direction of the Certificateholders evidencing a Fractional Undivided Interest aggregating a percentage of the Certificates Outstanding equal to such Required Percentage.

          Section 7.05.  Waiver of Defaults. The Certificateholders evidencing
                         ------------------
Fractional Undivided Interests aggregating not less than a majority in interest in the Trust may on behalf of the Certificateholders of all the Certificates waive any existing Default or Event of Default hereunder and its consequences or may instruct the Pass Through Trustee to waive any default pursuant to Section
6.04 of the Indenture and its consequences, except a Default:

          (1)  in the deposit of any Scheduled Payment or Special Payment under
     Section 5.01 or in the distribution of any payment under Section 4.02 on the Certificates, or

          (2) in the payment of the principal of, premium, if any, or interest on any Senior Notes, or

          (3) in respect of a covenant or provision hereof which under Article X hereof cannot be modified or amended without the consent of the Certificateholder of each Outstanding Certificate affected.

          Upon any such waiver, such Default shall cease to exist with respect to this Trust Agreement, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Trust Agreement and any direction given by the Pass Through Trustee on behalf of such Holders to the Indenture Trustee shall be annulled with respect thereto; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Upon any such waiver, the Pass Through Trustee shall vote the Senior Notes issued under the Indenture to waive the corresponding Indenture Default or Indenture Event of Default.

          Section 7.06.  Undertaking to Pay Court Costs. All parties to this
                         ------------------------------
Trust Agreement, and each Certificateholder by his acceptance of a Certificate, shall be deemed to have agreed that any court may in its discretion require, in any suit, action or proceeding for the enforcement of any right or remedy under this Trust Agreement, or in any suit, action or proceeding against the Pass Through Trustee for any action taken or omitted by it as Pass Through Trustee hereunder, the filing by any party litigant in such suit, action or proceeding of an undertaking to pay the costs of such suit, action or proceeding, and that such court may, in its discretion, assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, action or proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section
                     --------  -------
shall not apply to (a) any suit, action or proceeding instituted by any Certificateholder or group of Certificateholders evidencing Fractional Undivided Interests aggregating more than 10% of the Trust, (b) any suit, action or proceeding instituted by any Certificateholder for the enforcement of the distribution of payments pursuant to Section 5.02 hereof on or after the respective due dates expressed herein or (c) any suit, action or proceeding instituted by the Pass Through Trustee.

          Section 7.07.  Right of Certificateholders to Receive Payments Not to
                         ------------------------------------------------------
Be Impaired. Anything in this Trust Agreement to the contrary notwithstanding,
-----------
including without limitation Section 7.08 hereof, the right of any Certificateholder to receive distributions of payments required pursuant to
Section 5.02 hereof on the Certificates when due, or to institute suit for the enforcement of any such payment on or after the applicable Distribution Date or Special Distribution Date, shall not be impaired or affected without the consent of such Certificateholder.

          Section 7.08.  Certificateholders May Not Bring Suit Except Under
                         --------------------------------------------------
Certain Conditions. A Certificateholder shall not have the right to institute
------------------
any suit, action or proceeding at law or in equity or otherwise with respect to this Trust Agreement, for the appointment of a receiver or for the enforcement of any other remedy under this Trust Agreement, unless:

          (1) such Certificateholder previously shall have given written notice to the Pass Through Trustee of a continuing Event of Default;

          (2) the Certificateholders evidencing Fractional Undivided Interests aggregating not less than a majority in interest of the Trust shall have requested the Pass Through Trustee in writing to institute such action, suit or proceeding and shall have offered to the Pass Through Trustee indemnity as provided in Section 8.03(e);

          (3) the Pass Through Trustee shall have refused or neglected to institute any such action, suit or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

          (4) no direction inconsistent with such written request has been given to the Pass Through Trustee during such 60-day period by the Certificateholders evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust.

          It is understood and intended that no one or more of the Certificateholders shall have any right in any manner whatsoever hereunder or under the Certificates to (i) surrender, impair, waive, affect, disturb or prejudice any Trust Property, or the rights of the Certificateholders or the holders of the Senior Notes, (ii) obtain or seek to obtain priority over or preference to any other such Holder or (iii) enforce any right under this Trust Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all the Certificateholders subject to the provisions of this Trust Agreement.

          Section 7.09.  Remedies Cumulative. Every remedy given hereunder to
                         -------------------
the Pass Through Trustee or to any of the Certificateholders shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise.

                                 ARTICLE VIII

                           THE PASS THROUGH TRUSTEE

          Section 8.01.  Certain Duties and Responsibilities. (a)  The Pass
                         -----------------------------------
Through Trustee is authorized and directed to execute and deliver the Trust Documents on behalf of the Trust and each certificate or other document attached as an exhibit to or contemplated by the Trust Documents and any amendment thereto, in each case, in such form as the Depositor shall approve as evidenced conclusively by the Pass Through Trustee's execution thereof. In addition to the foregoing, the Pass Through Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Trust Documents. The Pass Through Trustee is further authorized from time to time to take such action as the Depositor or the Certificateholders recommend or direct in writing pursuant to this Trust Agreement and the Trust Documents.

          (b) The Pass Through Trustee undertakes to perform such duties and only such duties as are set forth in this Trust Agreement, and no implied covenants or obligations shall be read into this Trust Agreement against the Pass Through Trustee.

          (c) It shall be the duty of the Pass Through Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Trust Agreement and to administer the Trust in the interest of the Certificateholders in accordance with the provisions of this Trust Agreement. Notwithstanding the foregoing, the Pass Through Trustee shall be deemed to have discharged its duties and responsibilities hereunder to the extent the Depositor, the Paying Agent or the Registrar agrees to perform any act or to discharge any duty of the Pass Through Trustee or the Trust hereunder or under any Trust Document, and the Pass Through Trustee shall not be liable for the default or failure of the Depositor, the Paying Agent or the Registrar to carry out its obligations under this Trust Agreement or any Trust Document.

          (d) Notwithstanding the foregoing, the Pass Through Trustee shall not be required to take any action hereunder or under any Trust Document if the Pass Through Trustee shall reasonably determine, or shall have been advised by counsel in writing, that such action is likely to result in personal liability to the Pass Through Trustee (in such capacity or individually), is contrary to the terms of this Trust Agreement or any Trust Document or is otherwise contrary to law.

          (e) In the event the Pass Through Trustee is uncertain as to the application of any provision of this Trust Agreement, or such provision is ambiguous as to its application or is, or appears to be, in conflict with any other provision hereof, or in the event that this Trust Agreement permits any determination by the Pass Through Trustee or is silent or incomplete as to the course of action which the Pass Through Trustee is required to take with respect to a particular set of facts, then the Pass Through Trustee may seek instructions from the Certificateholders and shall not be liable to any person to the extent that it acts in good faith in accordance with the instructions of the Certificateholders.

          (f) The duties and obligations of the Pass Through Trustee shall be determined solely by the express provisions of this Trust Agreement. The Pass Through Trustee (i) shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Agreement against the Pass Through Trustee and (ii) shall not have any liability, duty or obligation to manage, inspect, insure, make any payment with respect to, register, record, sell, dispose of, create, maintain or perfect title or a security interest in, or otherwise deal with the Trust Property, prepare, file or record any document (including any financing or continuation statements) or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trust is a party, except as expressly provided by the terms of this Trust Agreement or in any written instruction received by the Pass Through Trustee from the Certificateholders. No implied powers, duties or obligations shall be read into this Trust Agreement against the Pass Through Trustee.

          (g) The Pass Through Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Property except (i) in accordance with the powers granted to and the authority conferred upon the Pass Through Trustee pursuant to this Trust Agreement, and (ii) in accordance with the express terms hereof or to the extent they do not conflict with any of the express terms hereof with any written instruction delivered to the Pass Through Trustee by the Certificateholders;

          (h) Notwithstanding anything contained herein to the contrary, neither Wilmington Trust nor the Pass Through Trustee shall be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by Wilmington Trust; or (iii) subject Wilmington Trust to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by Wilmington Trust or the Pass Through Trustee, as the case may be, contemplated hereby. The Pass Through Trustee shall be entitled to obtain advice of counsel (which advice shall be an expense of the Depositor) to determine whether any action required to be taken pursuant to this Trust Agreement results in the consequences described in clauses (i), (ii) and
(iii) of the preceding sentence. In the event that said counsel advises the Pass Through Trustee that such action will result in such consequences, the Pass Through Trustee will appoint an additional trustee pursuant to Section 8.10 hereof to proceed with such action; and

          (i) In the absence of bad faith on its part, the Pass Through Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Pass Through Trustee and conforming to the requirements of this Trust Agreement.

          (j) No provision of this Trust Agreement shall be construed to relieve the Pass Through Trustee from liability for its own negligence with respect to notices of Default or handling of funds hereunder, its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that

          (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

          (2) the Pass Through Trustee shall not be liable for any error made in good faith by a Responsible Officer of the Pass Through Trustee unless it shall be proved that the Pass Through Trustee was negligent with respect to notices of Default or handling of funds hereunder or grossly negligent in ascertaining the pertinent facts;

          (3) the Pass Through Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust relating to the time, method and place of conducting any proceeding for any remedy available to the Pass Through Trustee, or exercising any trust or power conferred upon the Pass Through Trustee, under this Trust Agreement; and

          (4) no provision of this Trust Agreement shall require the Pass Through Trustee to expend or risk its own funds in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

          (k) Whether or not herein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Pass Through Trustee shall be subject to the provisions of this Section.

          (l) The Pass Through Trustee shall, at the direction of the Company, execute such instruments and take all such actions as may be necessary or desirable in order to carry out the Exchange Offer, the issuance of the Exchange Certificates and any other transactions contemplated by the Registration Rights Agreement.

          Section 8.02.  Notice of Defaults. As promptly as practicable after,
                         ------------------
and in any event within 90 days after, the occurrence of any Default hereunder, the Pass Through Trustee shall transmit by mail to the Company and the Indenture Trustee in accordance with Section 13.03 and to all Certificateholders, as their names and addresses appear in the Register, notice of such Default hereunder actually known to the Pass Through Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the
                 --------  -------
payment of the principal of, premium, if any, or interest on any Senior Note, the Pass Through Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Pass Through Trustee in good faith determine that the withholding of such notice is in the interests of the Certificateholders.

          Section 8.03.  Certain Rights of Pass Through Trustee. Except as
                         --------------------------------------
otherwise provided in Section 8.01:

          (a) the Pass Through Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any signature, resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Pass Through Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Pass Through Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or any assistant treasurer or the secretary or any assistant secretary of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Pass Through Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Request;

          (c) whenever in the administration of this Trust Agreement the Pass Through Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Pass Through Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate of the Company;

          (d) the Pass Through Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Pass Through Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Certificateholders pursuant to this Trust Agreement, unless such Certificateholders shall have offered to the Pass Through Trustee reasonable security or indemnity against the cost, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Pass Through Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document;

          (g) The Pass Through Trustee shall not be required to take any action that (i) is inconsistent with the purposes of the Trust set forth in Article II or (ii) would, to the actual knowledge of a Responsible Officer of the Pass Through Trustee, result in the Trust's becoming an association taxable as a corporation for federal income tax purposes;

          (h) Under no circumstances shall the Pass Through Trustee be personally liable for any representation, warranty, covenant, agreement, indebtedness or obligation of the Trust;

          (i) The Pass Through Trustee shall not be liable for the default or misconduct of the Registrar or Paying Agent and shall not be liable for any act or omission taken at the request or direction of the Registrar or Paying Agent;

          (j) In the exercise or administration of the trusts hereunder, the Pass Through Trustee (i) may act directly or, at the expense of the Trust, through agents or attorneys pursuant to agreements entered into with any of them, and the Pass Through Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Pass Through Trustee with reasonable care; and (ii) may, at the expense of the Trust, consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

          (k) Except as previously provided herein, in accepting the trusts hereby created the Pass Through Trustee acts solely as trustee hereunder and not in its individual capacity, and all persons having any claim against the Pass Through Trustee by reason of the transactions contemplated by this Trust Agreement shall look only to the Trust Property for payment or satisfaction thereof;

          (l) The Pass Through Trustee shall not be answerable or accountable under any circumstances, except for the willful misconduct or gross negligence of the Pass Through Trustee or simple negligence of the Pass Through Trustee with respect to notices of Default or handling of funds hereunder, except for liabilities that may result from the inaccuracy of any representation or warranty of the Pass Through Trustee in this Trust Agreement;

          (m) Except in accordance with the written instructions furnished by the Depositor or Certificateholders and except as provided herein, the Pass Through Trustee shall have no duty (i) to see any recording or filing of any document, (ii) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust, (iii) to confirm or verify any financial statements of the Depositor or (iv) to inspect the Depositor's books and records at any time;

          (n) The Pass Through Trustee may fully rely upon and shall have no liability in connection with calculations or instructions forwarded to the Pass Through Trustee by the Depositor, the Certificateholders or Paying Agent;

          (o) The Pass Through Trustee shall not have any responsibility or liability for or with respect to the genuineness, value, sufficiency or validity of the Trust Property. The Pass Through Trustee shall in no event assume or incur any liability, duty or obligation to the Certificateholders or any other Person other than as expressly provided for herein, and in no event shall the Pass Through Trustee have any implied duties or obligations hereunder;

          (p) The Pass Through Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation, at the request, order or direction of the Depositor or the Certificateholders or any other Person, unless the Depositor or such Certificateholders, as the case may be or such Person have offered to the Pass Through Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by Pass Through Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby, including such advances as the Pass Through Trustee shall request;

          (q) The Pass Through Trustee shall incur no liability if, by reason of any provisions of any present or future law or regulation thereunder, or by any force majeure event, including, but not limited to, natural disaster, war or other circumstances beyond its control, the Pass Through Trustee shall be prevent or forbidden from doing or performing any act or thing which the terms of this Trust Agreement provide shall or may be done or performed;

          (r) Prior to taking any action under this Trust Agreement, the Pass Through Trustee shall be entitled to receive written instructions of the Certificateholders pursuant to Section 1.04 hereof. The Pass Through Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the instruction of such Certificateholders;

          (s) The Pass Through Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document; and

          (t) Every provisions of this Trust Agreement relating to the Pass Through Trustee shall be subject to the provisions of this Section 8.03.

          Section 8.04.  Not Responsible for Recitals or Issuance of
                         -------------------------------------------
Certificates. The recitals contained herein and in the Certificates, except the
------------
certificates of authentication, shall not be taken as the statements of the Pass Through Trustee, and the Pass Through Trustee assumes no responsibility for their correctness. Subject to Section 8.15, the Pass Through Trustee makes, no representations as to the validity or sufficiency of this Trust Agreement, the Note Documents, the Indenture, the Senior Notes or the Certificates, except that the Pass Through Trustee hereby represents and warrants that this Trust Agreement has been, and each Certificate will be, executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

          Section 8.05.  May Hold Certificates. The Pass Through Trustee, any
                         ---------------------
Paying Agent, Registrar or any other agent, in their respective individual or any other capacity, may become the owner or pledgee of Certificates and may otherwise deal with the Company or the Indenture Trustee with the same rights it would have if it were not Pass Through Trustee, Paying Agent, Registrar or such other agent.

          Section 8.06.  Money Held in Trust. Money held by the Paying Agent in
                         -------------------
trust hereunder need not be segregated from other funds except to the extent required herein or by law and the Paying Agent shall have no liability for interest upon any such moneys except as provided for herein.

          Section 8.07.  Compensation and Reimbursement. The Company agrees
                         ------------------------------

          (1) to pay, or cause to be paid, to the Pass Through Trustee from time to time the compensation set forth in the agreement between the Pass Through Trustee and the Company for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse, or cause to be reimbursed the Pass Through Trustee upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Pass Through Trustee in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its (or its agent or counsel) negligence, willful misconduct or bad faith or as may be incurred due to the Pass Through Trustee's breach of its representations and warranties set forth in Section 8.15;

          (3) to indemnify, or cause to be indemnified, the Pass Through Trustee in accordance with Section 13.01 hereof. The Pass Through Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Pass Through Trustee shall cooperate in the defense. The Pass Through Trustee may have separate counsel with the consent of the Company and the Company will pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent; and

          (4) to indemnify, or cause to be indemnified, each of Wilmington Trust, solely in its capacity as the Pass Through Trustee, and any replacement Pass Through Trustee, for, and to hold it harmless against, any Taxes (provided that no indemnification shall be available with respect to any Taxes attributable to the Pass Through Trustee's compensation for serving as such, as provided for in Section 8.07(1) or otherwise) incurred without gross negligence, willful misconduct or bad faith, on its part, or incurred without negligence with respect to the delivery of notices of Default or the handling of funds, arising out of or in connection with the acceptance or administration of this Trust, including any reasonable costs and expenses incurred in contesting the imposition of any such Taxes. Wilmington Trust and the Pass Through Trustee, as the case may be, shall notify the Company promptly of any Taxes for which it may seek indemnity. The Company shall defend against the imposition of such Taxes and Wilmington Trust and the Pass Through Trustee, as the case may be, shall cooperate in the defense. Wilmington Trust and the Pass Through Trustee, as the case may be, may have separate counsel with the consent of the Company and the Company will pay the reasonable fees and expenses of such counsel. The Company need not pay for any Taxes paid, in settlement or otherwise, without its consent, which consent will not be unreasonably withheld.

          In addition, Wilmington Trust and the Pass Through Trustee shall be entitled to reimbursement from, and shall have a lien prior to the Certificates upon, all property and funds held or collected by the Pass Through Trustee in its capacity as Pass Through Trustee for any Taxes for which it is entitled to be indemnified (including costs and expenses for which it is entitled to be indemnified (as provided in Section 8.07(4)). If the Pass Through Trustee reimburses itself for any such Taxes it will within 30 days mail a brief report setting forth the circumstances thereof to all Certificateholders as their names and addresses appear in the Register.

          Section 8.08.  Corporate Trustee Required: Eligibility. The Pass
                         ---------------------------------------
Through Trustee shall at all times: (a) be a corporation satisfying the provisions of Section 3807(a) of the Business Trust Statute; (b) be authorized to exercise corporate trust powers; (c) having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by U.S. federal or state authority; and (d) be a United States Person. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Pass Through Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          Section 8.09.  Resignation and Removal; Appointment of Successor. (a)
                         -------------------------------------------------
No resignation or removal of the Pass Through Trustee and no appointment of a successor Pass Through Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Pass Through Trustee under
Section 8.10.

          (b) The Pass Through Trustee may resign at any time by giving written notice thereof to the Company and the Indenture Trustee. If an instrument of acceptance by a successor Pass Through Trustee shall not have been delivered to the Company and the Indenture Trustee within 30 days after the giving of such notice of resignation, the resigning Pass Through Trustee may petition any court of competent jurisdiction for the appointment of a successor Pass Through Trustee.

          (c) The Pass Through Trustee may be removed at any time by Act of the Holders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust delivered to the Pass Through Trustee, the Company and the Indenture Trustee.

          (d)  If at any time:

          (1)  the Pass Through Trustee shall cease to be eligible under Section
     8.08 and shall fail to resign after written request therefor by the Company or by any such Certificateholder; or

          (2) the Pass Through Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Pass Through Trustee or of its property shall be appointed or any public officer shall take charge or control of the Pass Through Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any case, (i) the Company may remove the Pass Through Trustee or (ii) subject to Section 7.06, any Certificateholder who has been a bona fide Holder of a Certificate for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Pass Through Trustee and the appointment of a successor Pass Through Trustee.

          (e) If a Responsible Officer of the Pass Through Trustee shall obtain actual knowledge of an Avoidable Tax (as hereinafter defined) which has been or is likely to be asserted, the Pass Through Trustee shall promptly notify the Company and shall, within 30 days of such notification, resign hereunder unless within such 30-day period the Pass Through Trustee shall have received notice that the Company has agreed to pay such tax. The Company shall promptly appoint a successor Pass Through Trustee in a jurisdiction where there are no

Avoidable Taxes. As used herein an Avoidable Tax means a state or local tax: (i) upon (w) the Trust, (x) the Trust Property, (y) Holders of the Certificates or
(z) the Pass Through Trustee for which the Pass Through Trustee is entitled to seek reimbursement from the Trust Property, and (ii) which would be avoided if the Pass Through Trustee were located in another state, or jurisdiction within a state, within the United States. A tax shall not be an Avoidable Tax if the Company shall agree to pay, and shall pay, such tax.

          (f) If the Pass Through Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Pass Through Trustee for any cause, the Company shall promptly appoint a successor Pass Through Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Pass Through Trustee shall be appointed by Act of the Holders holding Certificates evidencing Fractional Undivided Interests aggregating not less than 25% interest in the Trust delivered to the Company, the Indenture Trustee and the retiring Pass Through Trustee, the successor Pass Through Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Pass Through Trustee and supersede the successor Pass Through Trustee appointed as provided above. If no successor Pass Through Trustee shall have been so appointed as provided above and accepted appointment in the manner hereinafter provided, any Certificateholder who has been a bona fide Holder of a Certificate for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Pass Through Trustee.

          (g) The successor Pass Through Trustee shall give notice of the resignation and removal of the Pass Through Trustee and appointment of the successor Pass Through Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Certificates as their names and addresses appear in the Register. Each notice shall include the name of such successor Pass Through Trustee and the address of its Corporate Trust Office

          Section 8.10.  Co-Trustees and Successor Trustees. (a) Every successor
                         ----------------------------------
Pass Through Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Pass Through Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Pass Through Trustee shall become effective and such successor Pass Through Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, trusts and duties of the retiring Pass Through Trustee; but, on request of the Company or the successor Pass Through Trustee, such retiring Pass Through Trustee shall execute and deliver an instrument transferring to such successor Pass Through Trustee all the rights, powers and trusts of the retiring Pass Through Trustee and shall duly assign, transfer and deliver to such successor Pass Through Trustee all property and money held by such retiring Pass Through Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 8.07. Upon request of any such successor Pass Through Trustee, the Company, the retiring Pass Through Trustee and such successor Pass Through Trustee shall execute and deliver any and all instruments containing such provisions as shall be necessary or desirable to transfer and confirm to, and for more fully and certainly vesting in, such successor Pass Through Trustee all such rights, powers and trusts.

          No successor Pass Through Trustee shall accept its appointment unless at the time of such acceptance such successor Pass Through Trustee shall be qualified and eligible under this Article.

          (b) At any time or times, for the purpose of meeting any legal requirements of any jurisdiction in which any of the Trust Property may at the time be located, or in the event that the Pass Through Trustee is unwilling to perform any act in any jurisdiction other than the State of Delaware, the Pass Through Trustee shall have the power (with the consent of the Company) to appoint one or more individuals or corporations either to act as co-trustee or co-trustees jointly with the Pass Through Trustee or to act as separate trustee or separate trustees and to vest in such person or persons, in such capacity, such title to the Trust Property or any part thereof, and such rights, powers, duties, trusts or obligations as may be necessary for the Trust to carry out the purposes hereunder, subject to the remaining provisions of this Section 8.10.

          (c) Unless otherwise provided in the instrument appointing such co-trustee or separate trustee, every co-trustee or separate trustee shall, to the extent permitted by law, be appointed subject to the following terms, namely:

          (1) All rights, powers, trusts, duties and obligations conferred by this Trust Agreement upon the Pass Through Trustee in respect of the custody, control or management of moneys, papers, securities and other personal property shall be exercised solely by the Pass Through Trustee;

          (2) All rights, powers, trusts, duties and obligations conferred or imposed by this Trust Agreement upon the trustees shall be conferred or imposed upon and exercised or performed by the Pass Through Trustee, or by the Pass Through Trustee and such co-trustee or co-trustees, or separate trustee and separate trustees jointly, except to the extent that, under the law of any jurisdiction in which any particular act or acts are to be performed, the Pass Through Trustee shall be incompetent or unqualified to perform such act or acts, or in the event that the Pass Through Trustee is unwilling to perform any act in any jurisdiction other than the State of Delaware, in which event such act or acts shall be performed by such co-trustee or co-trustees or separate trustee or separate trustees alone;

          (3) Any request in writing by the Pass Through Trustee to any co-trustee or separate trustee to take or refrain from taking any action hereunder shall be sufficient warrant for the taking, or the refraining from taking, of such action by such co-trustee or separate trustee;

          (4) Any co-trustee or separate trustee to the extent permitted by law may delegate to the Pass Through Trustee the exercise of any right, power, trust, duty or obligation, discretionary or otherwise;

          (5) The Pass Through Trustee at any time, by an instrument in writing may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 8.10. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section 8.10;

          (6) Neither the Pass Through Trustee nor any co-trustee or separate trustee appointed hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder selected by it with reasonable care;

          (7) Any demand, request, direction, appointment, removal, notice, consent, waiver or other action in writing executed by the Holders and delivered to the Pass Through Trustee shall be deemed to have been delivered to each such co-trustee or separate trustee; and

          (8) Any moneys, papers, securities or other items of personal property received by any such co-trustee or separate trustee hereunder shall forthwith, so far as may be permitted by law, be turned over to the Pass Through Trustee to be held pursuant to the terms hereof.

          (d) Upon the acceptance in writing of such appointment by any such co-trustee or separate trustee, it or he shall be vested with the estate, right, title and interest in the Trust Property, or portion thereof, and with such rights, powers, duties, trusts or obligations, jointly or separately with the Pass Through Trustee, as set forth herein or otherwise, all as shall be specified in the instrument of appointment, subject to all the terms hereof. Every such acceptance shall be filed with the Pass Through Trustee.

          (e) In case any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed, the estate, right, title and interest in the Trust Property and all rights, powers, trusts, duties and obligations of said co-trustee or separate trustee shall, so far as permitted by law, vest in and be exercised by the Pass Through Trustee unless and until a successor co-trustee or separate trustee shall be appointed pursuant to this Section 8.10.

          Section 8.11.  Merger, Conversion Consolidation or Succession to
                         -------------------------------------------------
Business. Any corporation into which the Pass Through Trustee may be merged or
--------
converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Pass Through Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Pass Through Trustee, shall be the successor of the Pass Through Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated, but not delivered, by the Pass Through Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Pass Through Trustee may adopt such authentication and deliver the Certificates so authenticated with the same effect as if such successor Pass Through Trustee had itself authenticated such Certificates.

          Section 8.12.  Maintenance of Agencies. (a) There shall at all times
                         -----------------------
be maintained an office or agency where Certificates may be presented or surrendered for registration of transfer or for exchange, and for payment thereof and where notices and demands to or upon the Pass Through Trustee in respect of the Certificates or of this Trust Agreement may be served. Such office or agency shall be initially at Marine Midland Bank, 140 Broadway, New York, New York 10005, Attention: Corporate Trust Department - Transtel. Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Pass Through Trustee to the Company, the Paying Agent and the Registrar, the Indenture Trustee and the Certificateholders. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.

          (b) There shall at all times be a Registrar and a Paying Agent hereunder. Each such Authorized Agent shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States or any state, with a combined capital and surplus of at least $50,000,000, and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by Federal or state authorities. Marine Midland shall initially be the Paying Agent and, as provided in Section 4.04, Registrar hereunder. Each Registrar shall furnish to the Pass Through Trustee, at stated intervals of not more than six months, and at such other times as the Pass Through Trustee may request in writing, a copy of the Register.

          (c) Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

          (d) Any Authorized Agent may at any time resign by giving written notice of resignation to the Pass Through Trustee, the Company and the Indenture Trustee. The Company may, and at the request of the Pass Through Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Pass Through Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Company shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Pass Through Trustee, to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. The Company shall give written notice of any such appointment made by it to the Pass Through Trustee and the Indenture Trustee; and in each case the Pass Through Trustee shall mail notice of such appointment to all Holders as their names and addresses appear on the Register. The provisions of Sections 8.01, 8.03, 8.04 and 8.07 shall be applicable to each Authorized Agent.

          (e) The Company agrees to pay, or cause to be paid, from time to time to each Authorized Agent the compensation as set forth in the agreement between to by each Authorized Agent and the Company for its services and to reimburse it for its reasonable expenses.

          (f) Marine Midland, in its capacity as registrar and paying agent hereunder, hereby represents and warrants that:

               (i) Marine Midland is New York banking corporation and trust company duly organized, validly existing, and in good standing under the laws of the United States;

               (ii) Marine Midland has full power, authority and legal right to execute, deliver, and perform this Trust Agreement and has taken all necessary action to authorize the execution, delivery, and performance by it of this Trust Agreement;

               (iii) the execution, delivery and performance by Marine Midland of this Trust Agreement (a) will not violate any provision of any United States or other law or regulation governing the banking and trust powers of Marine Midland or any order, writ, judgment, or decree of any court, arbitrator, or governmental authority applicable to Marine Midland or any of its assets, (b) will not violate any provision of the articles of association or bylaws of Marine Midland, or (c) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on Marine Midland's performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

               (iv) the execution, delivery and performance by Marine Midland of this Trust Agreement will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any United States governmental authority or agency regulating the banking and corporate trust activities of Marine Midland; and

               (v) this Trust Agreement has been duly executed and delivered by Marine Midland and constitutes a legal, valid, and binding agreement of Marine Midland enforceable in accordance with its terms, provided that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity.

          Section 8.13.  Money for Certificate Payments to Be Held in Trust.
                         --------------------------------------------------
All moneys deposited with any Paying Agent for the purpose of any payment on Certificates shall be deposited and held in trust for the benefit of the Holders of the Certificates entitled to such payment, subject to the provisions of this Section. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Holders of the Certificates with respect to which such money was deposited.

          The Pass Through Trustee will cause each Paying Agent other than Marine Midland and the Pass Through Trustee to execute and deliver to it an instrument in which such Paying Agent shall agree with the Pass Through Trustee, subject to the provisions of this Section, that such Paying Agent will

          (1) hold all sums held by it for payments on Certificates in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Pass Through Trustee notice of any default by any obligor upon the Certificates in the making of any such payment; and

          (3) at any time during the continuance of any such default, upon the written request of the Pass Through Trustee, forthwith pay to the Pass Through Trustee all sums so held in trust by such Paying Agent.

          The Pass Through Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Trust Agreement or for any other purpose, direct any Paying Agent to pay to the Pass Through Trustee all sums held in trust by such Paying Agent, such sums to be held by the Pass Through Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Pass Through Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Section 8.14.  Registration of Senior Notes in Pass Through Trustee's
                         ------------------------------------------------------
Name. The Pass Through Trustee agrees that all Senior Notes shall be issued in
----
the same name of the Trust or its nominee and held by the Trust, or, if not so held, the Trust or its nominee shall be reflected as the owner of such Senior Notes in the register of the issuer of such Senior Notes under the applicable provisions of the Uniform Commercial Code in effect where the Trust holds such Senior Notes or other applicable law then in effect.

          Section 8.15.  Representations and Warranties of Pass Through Trustee.
                         ------------------------------------------------------
The Pass Through Trustee hereby represents and warrants that:

               (i) the Pass Through Trustee is Delaware banking corporation duly organized, validly existing, and in good standing under the laws of the United States;

               (ii) the Pass Through Trustee has full power, authority and legal right to execute, deliver, and perform this Trust Agreement and, to execute and deliver on behalf of the Trust the Purchase Agreement and the Registration Rights Agreement and has taken all necessary action to authorize the execution, delivery, and performance by it of this Trust Agreement and, on behalf of the Trust, the Purchase Agreement and the Registration Rights Agreement;

               (iii) the execution, delivery and performance by the Pass Through Trustee of this Trust Agreement, and on behalf of the Trust the Registration Rights Agreement and the Purchase Agreement (a) will not violate any provision of any United States or other law or regulation governing the banking and trust powers of the Pass Through Trustee or any order, writ, judgment, or decree of any court, arbitrator, or governmental authority applicable to the Pass Through Trustee or any of its assets, (b) will not violate any provision of the articles of association or bylaws of the Pass Through Trustee, or (c) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Pass Through Trustee's performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

               (iv) the execution, delivery and performance by the Pass Through Trustee of this Trust Agreement, and on behalf of the Trust the Registration Rights Agreement and the Purchase Agreement will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any United States governmental authority or agency regulating the banking and corporate trust activities of the Pass Through Trustee (other than the filing of the Certificate of Trust with the Secretary of State, which certificate has been duly filed); and

               (v) this Trust Agreement, and on behalf of the Trust the Registration Rights Agreement and the Purchase Agreement have been duly executed and delivered by the Pass Through Trustee and the Trust Agreement constitutes a legal, valid, and binding agreement of the Pass Through Trustee enforceable in accordance with its terms, provided that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity.

          Section 8.16.  Withholding Taxes; Information Reporting.  (a)  The
                         ----------------------------------------
Paying Agent shall exclude and withhold from each distribution of principal, premium, if any, and interest and other amounts due hereunder or under the Certificates any and all withholding taxes applicable thereto as required by law. The Paying Agent agrees (i) to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Certificates, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Certificateholders,
(ii) that it will file any necessary withholding tax returns or statements when due, and (iii) that, as promptly as possible after the payment thereof, it will deliver to each Certificateholder within 60 days after the date that the payment of any taxes so deducted or withheld is due pursuant to applicable law, either certified copies of tax receipts evidencing such payment by or on behalf of the Trust or, if such receipts are not obtainable, other evidence of such payments by or on behalf of the Trust. The Paying Agent agrees to file any other information reports as it may be required to file under United States law. If the Company, the Trust or the Pass Through Trustee become aware that any such deduction or withholding is or will be required, such party shall immediately notify the Paying Agent and supply all available details thereof and all such other information as shall reasonably be required to enable the Paying Agent to comply with the requirements of this Section 8.16.

          (b) The Pass Through Trustee agrees to cause to be prepared and filed on behalf of the Trust any and all tax and information reports and filings required under United States law and the laws of the State of Delaware. The Pass Through Trustee shall be entitled to satisfy its obligations with respect to this Section 8.16(b) by retaining, at the expense of the Depositor, a firm of independent public accountants, selected in good faith, which shall perform the obligations of the Pass Through Trustee hereunder.

          Section 8.17.  Pass Through Trustee's Liens.  The Pass Through
                         ----------------------------
Trustee, in its individual capacity, agrees that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any mortgage, pledge, lien, charge, encumbrance, security interest or claim ("Pass Through Trustee's Liens") on or with respect to the Trust Property which is either (i) attributable to the Pass Through Trustee in its individual capacity and which is unrelated to the transactions contemplated by this Trust Agreement, the Purchase Agreement or the Note Documents, or (ii) which is attributable to the Pass Through Trustee as trustee hereunder or in its individual capacity and which arise out of acts or omissions which are prohibited by this Trust Agreement.

          Section 8.18.  Availability of Certain Information Concerning the
                         --------------------------------------------------
Trust. The Pass Through Trustee shall furnish to any Certificateholder upon
-----
request, copies of the information with respect to the Trust required to be delivered to Certificateholders or prospective purchasers of Certificates from Certificateholders in order to enable such Certificateholders to comply with Rule 144A under the Securities Act. The Depositor shall provide such information to the Pass Through Trustee to the extent such information does not solely relate to the Pass Through Trustee.

                                  ARTICLE IX

                     CERTIFICATEHOLDERS' LISTS AND REPORTS

          Section 9.01.  [intentionally left blank]
                         --------------------------

          Section 9.02.  Preservation of Information; Communication to
                         ---------------------------------------------
Certificateholders. (a) The Pass Through Trustee shall preserve, in as current a
------------------
form as is reasonably practicable, the names and addresses of Holders of Certificates contained in the most recent list furnished to the Pass Through Trustee as provided in Section 8.12(b). The Pass Through Trustee may destroy any list furnished to it as provided in Section 8.12(b) upon receipt of a new list so furnished.

          (b) If three or more Certificateholders (such Holders hereinafter referred to as "applicants") apply in writing to the Pass Through Trustee, and furnish to the Pass Through Trustee reasonable proof that each such applicant has owned a Certificate for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Trust Agreement or under the Certificates and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Pass Through Trustee shall, within 5 Business Days after the receipt of such application, at its election, either

               (i) afford such applicants access to the information preserved at the time by the Pass Through Trustee in accordance with Section 9.02(a), or

               (ii) inform such applicants as to the approximate number of Certificateholders whose names and addresses appear in the information preserved at the time by the Pass Through Trustee in accordance with
          Section 9.02(a), and as to the approximate cost of mailing to such Certificateholders the form of proxy or other communication, if any, specified in such application.

          If the Pass Through Trustee shall elect not to afford such applicants access to such information, the Pass Through Trustee shall, upon the written request of such applicants, mail to each Certificateholder whose name and address appear in the information preserved at the time by the Pass Through Trustee in accordance with Section 9.02(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Pass Through Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Pass Through Trustee shall mail to such applicants a written statement to the effect that, in the opinion of the Pass Through Trustee, such mailing would be contrary to the best interests of the Holders of Certificates or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the applicants shall obtain a court order, after notice to the Pass Through Trustee and opportunity for hearing, so directing the Pass Through Trustee, the Pass Through Trustee shall mail copies of such material to all such Certificateholders with reasonable promptness after the entry of such order and the renewal of the applicants' tender.

          (c) Every Certificateholder, by receiving and holding the same, agrees with the Company, the Registrar and the Pass Through Trustee that none of the Company, the Registrar or the Pass Through Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders in accordance with Section 9.02(b), regardless of the source from which such information was derived, and that the Pass Through Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 9.02(b).

          Section 9.03.  Reports by the Company. The Pass Through Trustee shall
                         ----------------------
transmit by mail to all Certificateholders, as their names and addresses appear in the Register, within 30 days after the filing thereof with the Pass Through Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to the Indenture and as may hereafter be required by rules and regulations prescribed form time to time by the Commission.

                                   ARTICLE X

                         SUPPLEMENTAL TRUST AGREEMENTS

          Section 10.01.  Supplemental Trust Agreement Without Consent of
                         -----------------------------------------------
Certificateholders. Without the consent of any Certificateholder, the Company
------------------
may, and the Pass Through Trustee, the Registrar and the Paying Agent (subject to Section 10.03), shall, at any time and from time to time, enter into one or more agreements supplemental hereto, in form satisfactory to the Pass Through Trustee, for any of the following purposes:

          (1) to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants of the Company, as applicable herein contained; or

          (2) to add to the covenants of the Company, for the benefit of the Holders of the Certificates, or to surrender any right or power herein conferred upon the Company; or

          (3) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Trust Agreement; provided that any such action shall not adversely affect the interests of the Holders of the Certificates; or

          (4) to modify, eliminate or add to the provisions of this Trust Agreement to such extent as shall be necessary to qualify this Trust Agreement (including any supplemental agreement) under the Trust Indenture Act or under any similar Federal statute hereafter enacted, and to add to this Trust Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in
     Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar Federal statute hereafter enacted; or

          (5) to make provision for issuance of the Exchange Certificates to be issued in exchange for the Initial Certificates in the Exchange Offer as contemplated by the Registration Rights Agreement.

          Section 10.02.  Supplemental Trust Agreements with Consent of
                          ---------------------------------------------
Certificateholders. With the consent of the Holders of Certificates evidencing
------------------
Fractional Undivided Interests aggregating not less than a majority in interest in the Trust, by Act of said Holders delivered to the Company and the Pass Through Trustee, the Company may, and the Pass Through Trustee, the Registrar and the Paying Agent (subject to Section 10.03) shall, enter into an agreement or agreements supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Trust Agreement or of modifying in any manner the rights and obligations of the Holders of the Certificates under this Trust Agreement; provided, however, that
                                                        --------  -------
no such supplemental agreement shall, without the consent of the Holder of each Outstanding Certificate affected thereby:

          (1) reduce in any manner the amount of, or delay the timing of, any receipts by the Pass Through Trustee of payments on the Senior Notes or distributions that are required to be made herein on any Certificate, or change any date of payment on any Certificate, or change the place of payment where, or the coin or currency in which, any Certificate is payable, or impair the right to institute suit for the enforcement of any such payment or distribution on or after the Distribution Date or Special Distribution applicable thereto; or

          (2) permit the disposition of any Senior Note in the Trust Property except as permitted by this Trust Agreement, or otherwise deprive any Certificateholder of the benefit of the ownership of the Senior Notes in the Trust; or

          (3) reduce the percentage of the aggregate Fractional Undivided Interests of the Trust which is required for any such supplemental agreement, or reduce such percentage required for any waiver (of compliance with certain provisions of this Trust Agreement or certain defaults hereunder and their consequences) provided for in this Trust Agreement; or

          (4) modify any of the provisions of this Section or Section 7.05, except to increase any such percentage or to provide that certain other provisions of this Trust Agreement cannot be modified or waived without the consent of the Holder of each Certificate affected thereby; or

          (5) have the effect of any of the events described in Section 9.02 of the Indenture; or

          (6)  otherwise adversely affect such Certificateholder.

          It shall not be necessary for any Act of Certificateholders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

          Section 10.03. Documents Affecting Immunity or Indemnity.
                         -----------------------------------------
If in the opinion of the Pass Through Trustee, the Paying Agent or the Registrar any document required to be executed by any of them pursuant to the terms of
Section 10.01 or 10.02 affects any interest, right, duty, immunity or indemnity in favor of such party under this Trust Agreement, such party may in its discretion decline to execute such document.

          Section 10.04. Execution of Supplemental Trust Agreements.
                         ------------------------------------------
In executing, or accepting the additional trusts created by, any supplemental agreement permitted by this Article or the modifications thereby of the trusts created by this Trust Agreement, the Pass Through Trustee shall be entitled to receive, and (subject to Section 8.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Trust Agreement.

          Section 10.05. Effect of Supplemental Trust Agreements.
                         ---------------------------------------
Upon the execution of any supplemental agreement under this Article, this Trust Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Trust Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          Section 10.06. Reference in Certificates to Supplemental Trust
                         -----------------------------------------------
Agreements. Certificates authenticated and delivered after the execution of any
----------
supplemental agreement pursuant to this Article may bear a notation in form approved by the Pass Through Trustee as to any matter provided for in such supplemental agreement; and, in such case, suitable notation may be made upon Outstanding Certificates after proper presentation and demand.

                                  ARTICLE XI

                  AMENDMENTS TO INDENTURES AND NOTE DOCUMENTS

          Section 11.01. Voting; Amendments and Supplements to Indenture and
                         ---------------------------------------------------
Other Note Documents. (a) So long as the Senior Notes are held by the
--------------------
Trust, the Pass Through Trustee will not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or execute any trust or power conferred on the Pass Through Trustee with respect to the Senior Notes, (ii) waive any past default that is waivable under the Senior Notes, (iii) exercise any right to rescind or annul a declaration that the Senior Notes are due and payable, (iv) consent to any amendment, modification or termination of the Indenture or the Senior Notes, where such consent is required, without, in each case, complying with the provisions of
Section 11.01(b), or (v) take any other action, except as set forth in Section 11.01(b).

          (b) In the event that the Trust or the Pass Through Trustee on behalf of the Trust, as holder of any Senior Note in trust for the benefit of the Certificateholders, receives a request for a consent to any amendment, modification, waiver or supplement under the Indenture or other Note Document, which requires the consent of the Certificateholders, the Pass Through Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement, to each Certificateholder registered on the Register as of such date. The Pass Through Trustee shall request from the Certificateholders Directions as to (i) whether or not to direct the Indenture Trustee to take or refrain from taking any action which a holder of such Senior Note has the option to direct, (ii) whether or not to give or execute any waivers, consents, amendments, modifications or Supplements as a holder of such Senior Note and
(iii) how to vote any Senior Note if a vote has been called for with respect thereto. Provided such a request for Certificateholder Direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Senior Note, the Pass Through Trustee shall vote or consent with respect to such Senior Note in the same proportion as the Certificates were actually voted by Acts of Holders delivered to the Pass Through Trustee prior to two Business Days before the Pass Through Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to
Section 7.04, in the case that an Event of Default hereunder shall have occurred and be continuing, the Pass Through Trustee may, in its own discretion and at its own direction, consent and notify the Indenture Trustee of such consent to any amendment, modification, waiver or supplement under the Indenture or other Note Document.

                                  ARTICLE XII

                              TERMINATION OF TRUST

          Section 12.01.  Termination of the Trust.
                          ------------------------
  The respective obligations and responsibilities of the Company, the Pass Through Trustee, the Registrar and the Paying Agent created hereby and the Trust created hereby shall terminate upon the distribution to all Certificateholders of all amounts required to be distributed to them to this Trust Agreement and the disposition of all property held as part of the Trust Property; provided,
                                                                    --------
however, that in no event shall the trust created hereby continue beyond the
-------
expiration of 21 years from the death of the last survivor of the descendants of William Clinton, President of the United States, living on the date of this Trust Agreement.

          Notice of any termination, specifying the Distribution Date (or Special Distribution Date, as the case may be) upon which the Certificateholders may surrender their Certificates to the Pass Through Trustee for payment of the final distribution and cancellation, shall be mailed promptly by the Pass Through Trustee to Certificateholders not earlier than the 60th day and not later than the 20th day next preceding such final distribution specifying (A) the Distribution Date (or Special Distribution Date, as the case may be) upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Pass Through Trustee therein specified, (B) the amount of any such final payment, and (C) that the Record Date otherwise applicable to such Distribution Date (or Special Distribution Date, as the case may be) is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Pass Through Trustee therein specified. The Pass Through Trustee shall give such notice to the Registrar at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Pass Through Trustee shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date or Special Distribution Date, as the case may be, pursuant to Section 5.02.

          In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the abovementioned written notice, the Pass Through Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. In the event that any money held by the Pass Through Trustee for the payment of distributions on the Certificates shall remain unclaimed for two years (or such lesser time as the Pass Through Trustee shall be satisfied, after sixty days' notice from the Company, is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Pass Through Trustee shall pay to Indenture Trustee the appropriate amount of money relating to such Indenture Trustee and shall give written notice thereof to the Company.

          Upon the winding up of the Trust and its termination, the Pass Through Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Business Trust Act.

                                 ARTICLE XIII

                  INDEMNIFICATION AND MISCELLANEOUS PROVISIONS

          Section 13.01.  Indemnification.
                          ---------------
(a) The Depositor hereby agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and hereby indemnifies, protects, saves and keeps harmless Wilmington Trust, the Pass Through Trustee, the Registrar and the Paying Agent, their successors, assigns, legal representatives, agents and servants (each, an "Indemnified Party," and collectively, the "Indemnified Parties"), from and against any and all liabilities, obligations, losses, damages, penalties, tax (excluding any taxes
(i) attributable to, measured by or imposed on any compensation received by an

Indemnified Party for their services hereunder, (ii) which would have been imposed notwithstanding such Indemnified Party providing services hereunder and
(iii) imposed in respect of or arising under or in connection with transactions that are unrelated to the services of such Indemnified Party hereunder or (iv) specifically excluded from indemnity under another provision of this Agreement), claims, actions, suits, costs, expenses or disbursements (including, without limitation, reasonable legal fees and expenses, and including, without limitation, any liability of an owner, any strict liability and any liability without fault) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Indemnified Party hereunder, except that the Depositor shall not be required to indemnify an Indemnified Party for any liability, obligation, loss, damage, penalty, tax, claim, action, suit, costs, expense or disbursement which might result from the gross negligence or willful misconduct of such Indemnified Party, the negligence of such Indemnified Party with respect to the handling of funds and the delivery of notices of Default or the inaccuracy of any representation or warranty of such Indemnified Party, in its individual capacity. The indemnities contained in this Section shall survive the termination of this Trust Agreement. The payor of any indemnity under this Section shall be subrogated to any right of the person indemnified in respect of the mater as to which such indemnity was paid.

          (b) Subject to the exclusions set forth in Section 5.05(b) and provided that reasonable supporting documentation is provided, the Trust will, upon written request of a Certificateholder reimburse each such Certificateholder for the amount of any Taxes levied or imposed by any Taxing Authority and paid by such Certificateholder as a result of payment made by the Trust pursuant to Section 5.02 hereof to such Certificateholder with respect to the Certificates. Any payment pursuant to this Section 13.01(b) shall be considered an Additional Amount.

          Section 13.02.  Limitation on Rights of Certificateholders.
                          ------------------------------------------
The death or incapacity of any Certificateholder shall not operate to terminate this Trust Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations, and liabilities of the parties hereto or any of them.

          Section 13.03.  Certificates Nonassessable and Fully Paid.
                          -----------------------------------------
Certificateholders shall not be personally liable for obligations of the Trust, the Fractional Undivided Interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and Certificates upon authentication thereof by the Pass Through Trustee pursuant to Section 4.02 are and shall be deemed fully paid. No Certificateholder shall have any right (except as expressly provided herein) to vote or in any manner otherwise control the operation and management of the Trust Property, the Trust established hereunder, or the obligations of the parties hereto, nor shall anything set forth herein, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association.

          Section 13.04.  Notices.
                         -------
All demands, notices, and communications hereunder shall be in writing (in English), personally delivered , mailed by certified mailreturn receipt requested, by facsimile or by next-day air courier, and shall be deemed to have been duly given upon receipt, in the case of the Company, at the following address: Transtel S.A., Calle 19N, No: 2-29 Oficina 501A, Post Office Box 3360, Cali, Colombia;
Attention: Guillermo Lopez, and, in the case of the Pass Through Trustee, the Registrar and the Paying Agent at the Corporate Trust Office of such party or, in each case, at such other address as shall be designated by such party in a written notice to the other parties; provided,however, that notwithstanding
                                     -------- -------
the preceding sentence, no documents, notices or communications shall be sent to the Company by mail. Any notice required or permitted to he given to a Certificateholder hereunder shall be mailed by first class mail, postage prepaid, at the address of such Holder as shown in the Register. Any notice so mailed within the time prescribed in this Trust Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder received such notice. The Pass Through Trustee shall promptly furnish the Company with a copy of each demand, notice or written communication received by the Pass Through Trustee hereunder from any Certificateholder or the Indenture Trustee.

          Section 13.05. Governing Law; Consent To Jurisdiction; Waiver Of
                         -------------------------------------------------
Immunity; Waiver Of Jury Trial.  THIS TRUST AGREEMENT AND THE CERTIFICATES
------------------------------
SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Each of the parties hereto irrevocably agrees that any legal dispute, action or proceeding arising out of or based upon this Trust Agreement, may be instituted in any New York State or U.S. Federal court sitting in the Borough of Manhattan, New York City, New York, U.S.A. (each a "New York Court" and collectively, the "New York Courts"), irrevocably waives, to the extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue to any such proceeding and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed CT Corporation Systems, Inc., 1633 Broadway, New York, New York 10019, as its authorized agent ("Authorized Agent") to receive on its behalf service of copies of the summons and complaints and any other process which may be served in any legal suit, action or proceeding arising out of or relating to this Trust Agreement which may be instituted in any federal or state court sitting in The City of New York, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable for a period of three years. Such service may be made by delivering a copy of such process to the Company in care of the Authorized Agent at the address specified above for the Authorized Agent and obtaining a receipt therefor, and the Company hereby irrevocably authorizes and directs such Authorized Agent to accept such service on its behalf. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and agrees that service of process in such manner upon the Authorized Agent shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such Authorized Agent in full force and effect. If the Authorized Agent shall cease to act as the Company's agent in The City of New York for service of process, the Company shall appoint without delay another such agent and notify the Pass Through Trustee of such appointment.

          To the extent that the Company or any of its revenues, assets or properties shall be entitled, with respect to any proceeding at any time brought against the Company or any of its revenues, assets or properties or with respect to any suit, action or proceeding at any time brought for the purpose of enforcing or executing any judgment in any jurisdiction in which any specified court or other court is located, to any immunity from suit, from the jurisdiction of any such court, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, to the extent of such immunity, the Company irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction (including without limitation, the Foreign Sovereign Immunities Act of 1976 of the United States).

          Each of the parties to this Trust Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) arising out of or relating to this Trust Agreement or the transactions contemplated hereby.

          Section 13.06. Severability of Provisions. If any one or more of the
                         --------------------------
covenants, agreements, provisions, or terms of this Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of this Trust Agreement or the Trust, or of the Certificates or the rights of the Holders thereof.

          Section 13.07. Effect of Headings and Table of Contents. The Article
                         ----------------------------------------
and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          Section 13.08. Successors and Assigns. All covenants, agreements,
                         ----------------------
representations and warranties in this Trust Agreement by the Pass Through Trustee, or the Company shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

          Section 13.09. Benefits of Trust Agreement. Nothing in this Trust
                         ---------------------------
Agreement or in the Certificates, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of Certificates, any benefit or any legal or equitable right, remedy or claim under this Trust Agreement.

          Section 13.10. Legal Holidays. In any case where any Distribution
                         --------------
Date or Special Distribution Date relating to any Certificate shall not be a Business Day, then (notwithstanding any other provision of this Trust Agreement) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Distribution Date or Special Distribution Date, and no interest shall accrue during the intervening period.

          Section 13.11. Counterparts. For the purpose of facilitating the
                         ------------
execution of this Trust Agreement and for other purposes, this Trust Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                   *        *          *         *          *

          IN WITNESS WHEREOF, the Company, the Registrar, the Paying Agent and the Pass Through Trustee have caused this Trust Agreement to be duly executed by their respective officers and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

                              TRANSTEL S.A.



                              By: /s/ Gullermo O. Lopez
                                 ------------------------
                                 Name:  Gullermo O. lopez
                                 Title: President

                              WILMINGTON TRUST COMPANY,
                              as Pass Through Trustee


                              By: /s/ James P. Lawler
                                 ------------------------
                                 Name:  James P. Lawler
                                 Title: Vice President

                              MARINE MIDLAND BANK,
                              as Registrar and Paying Agent


                              By: /s/ Robert A. Conrad
                                 ------------------------
                                 Name:  Robert A. Conrad
                                 Title: Vice President

                                                                       EXHIBIT A
                             CERTIFICATE OF TRUST
                                       OF
                           TRANSTEL PASS THROUGH TRUST

        THIS Certificate of Trust of Transtel Pass Through Trust (the "Trust"), dated as of October 20, 1997, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S)3801 et seq.).
                                                -------         ------

        1.  Name. The name of the business trust formed hereby is Transtel Pass
            ----
Through Trust.

        2.  Delaware Trustee. The name and business address of the trustee of
            ----------------
the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration.

        3.  Effective Date. This Certificate of Trust shall be effective as of
            --------------
the date filed.

        IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.


                                        WILMINGTON TRUST COMPANY,
                                        as trustee

                                        By:  /s/ Patricia A. Evans
                                            --------------------------------
                                        Name:   Patricia A. Evans
                                        Title:  Financial Services Officer

                                                                       Exhibit B

                         FORM OF CERTIFICATE OF TRUST

                          TRANSTEL PASS THROUGH TRUST

                       12 1/2% Pass Through Certificate

                              CUSIP ____________

          evidencing a fractional undivided interest in a trust, the property of which includes certain Senior Notes.

Certificate


No.__________       $__________________ Fractional Undivided Interest



     THIS CERTIFIES THAT ______________________________, for value received, is the registered owner of a $______________________________
(________________________ dollars) Fractional Undivided Interest in Pass Through Trust (the "Trust") created, pursuant to a Trust Agreement dated as of October 20, 1997, between Transtel S.A., a sociedad anonima organized under the laws of the Republic of Colombia (the "Company") and Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Pass Through Trustee"), as amended and restated by the Amended and Restated Trust Agreement dated as of __________, 1997 (as so amended, the "Trust Agreement"), among the Depositor, the Pass Through Trustee, and Marine Midland Bank, a banking corporation and trust company incorporated under New York law as Registrar and Paying Agent ("Marine Midland"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "12 1/2% Pass Through Certificates" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions, and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust includes certain Senior Notes (the "Trust Property").

          Subject to and in accordance with the terms of the Trust Agreement, from funds then available to the Pass Through Trustee, there will be distributed on each November 1 and May 1, commencing May 1, 1998 (a "Distribution Date"), to the person in whose name this Certificate is registered at the close of business on the day of the month which is 15 days preceding the Distribution Date, an amount in respect of the Scheduled Payments on the Senior Notes due on such Distribution Date, the receipt of which has been confirmed by the Pass Through Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the terms of this Certificate, in the event that Special Payments on the Senior Notes are received by the Paying Agent, from funds then available to the Paying Agent, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the day of the month which is 15 days preceding the Special Distribution Date, an amount in respect of such Special Payments on the Senior Notes, the receipt of which has been confirmed by the Paying Agent, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day. The Special Distribution Date shall be the 2nd day of the month determined as provided in the Agreement. The Paying Agent shall mail notice of each Special Payment and the Special Distribution Date therefor to the Holders of the Certificates.

          Distributions on this Certificate will be made by the Paying Agent by
(i) wire transfer of immediately available funds or (ii) check mailed to the person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Paying Agent of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Paying Agent specified in such notice.

          [The holder of this Certificate is entitled to the benefits of the Registration Rights Agreement (the "Registration Rights Agreement") dated as of October 28, 1997, among the Company, the Trust and BT Alex. Brown Incorporated, as the initial purchaser of this Certificate. In the event that on or before the Filing Date (as defined in the Registration Rights Agreement), the Company shall fail to (A) commence an exchange offer registered with the Securities and Exchange Commission or (b) cause a shelf registration statement providing for the resale of the Certificates by the holders hereof to be declared effective, all as more fully provided in the Registration Rights Agreement, the interest rate payable on the Senior Notes shall be permanently increased by .50% per annum as of such date.]/1/

          The statements set forth in the legend, if any, set forth above are an integral part of the terms of this Certificate and by acceptance hereof each holder of this Certificate agrees to be subject to and bound by the terms and provisions set forth in such legend, if any.

          THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Pass Through Trustee or an authenticating agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

________________________

          /1/Not to be included in Exchange Certificates.

          IN WITNESS WHEREOF, the Pass Through Trustee has caused this Certificate to be duly executed.

                              TRANSTEL PASS THROUGH TRUST

                              By:  Wilmington Trust Company, not in its
                              individual capacity but solely as Pass Through Trustee


                              By:____________________________________________

                                   Title:____________________________________

       [FORM OF THE PASS THROUGH TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

Dated:

                   This is one of the Certificates referred
                  to in the withinmentioned Trust Agreement.

                   [This is the Global Certificate referred
                    to in the withinmentioned Agreement.]/2/


                              Wilmington Trust Company, as Pass Through Trustee

                              By:________________________________________

                                 Authorized Officer

                                 or

                              Wilmington Trust Company, as Pass Through Trustee

                                 By:  Marine Midland Bank, as Authenticating
                                      Agent

                              By:________________________________________

                                  Authorized Officer

_______________________

          /2/ For Global Certificate only.

                           [Reverse of Certificate]

          Except as set forth in the Guarantee, the Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Pass Through Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Paying Agent shall have sufficient income or proceeds from the Trust Property and only to the extent that the Paying Agent shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Holder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Holder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Pass Through Trustee, and at such other places, if any, designated by the Pass Through Trustee, by any Certificateholder upon request.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Pass Through Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar, duly executed by the Holder hereof or such Holder's attorney, duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons initially in minimum denominations of $250,000 Fractional Undivided Interest and any integral multiples of $1,000 in excess thereof. At such time as certain restrictions on transfer have been removed, the minimum denominations of the Certificates shall be reduced to $1,000 or any integral multiples of $1,000 in excess thereof. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Pass Through Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

          The Pass Through Trustee, the Registrar, and any agent of the Pass Through Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Pass Through Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

          The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

                            SCHEDULE TO CERTIFICATE
                           Initial Principal Amount
                      $[Insert initial principal amount]

                                       Amount of          Registration            Amount of
                      Registration     Principal           Number of              Principal
                       Number of     Increased Upon       Certificated         Decreased upon
         Amount of    Certificated    Transfer and        Certificate       issue of Certificated
         Principal    Certificate   Cancellation of       issued upon          Certificate or       Aggregate
        Repurchased   Transferred     Certificated    Transfer of portion        Redemption         Principal
 Date   or Redeemed  and Cancelled    Certificate    of Global Certificate      or Repurchase        Amount
 ----   -----------  -------------    -----------    ---------------------      -------------       ---------

                                                                     Exhibit C-1


     Each Global Certificate and Physical Certificate (other than the Exchange Certificates) shall bear the following legend:


          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE CERTIFICATEHOLDER (1) REPRESENTS THAT
          (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT), (B) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE ACT) (AN
          "ACCREDITED INVESTOR") OR (C) IT IS NOT A UNITED STATES PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM AMOUNT OF $250,000 AND, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A UNITED STATES BROKER-DEALER) TO THE CERTIFICATE REGISTRAR A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE CERTIFICATE REGISTRAR FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE

                           C-1-1

          REGISTRATION STATEMENT UNDER THE ACT AND (3)
          AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE CERTIFICATEHOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE CERTIFICATE REGISTRAR AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTIONS," "UNITED STATES" AND "UNITED STATES PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE ACT.

                           C-1-2

                                                                     Exhibit C-2



     Each Global Certificate shall also bear the following legend on the face thereof:


          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 4.10 OF THE TRUST AGREEMENT.

                                     C-2-1

All endorsements or assignments of the Certificate must be guaranteed by an "eligible guarantor institution" (including, but not limited to, a New York Stock Exchange member firm or member of the Clearing House of the American Stock Exchange Clearing Corporation or by bank or trust company having an office or correspondent in The City of New York) meeting the requirements of the Pass Through Trustee, which requirements will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Pass Through Trustee in addition to, or in substitution form STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

   (Sign exactly as your name appears on the other side of this Certificate)

Signature guarantee: ____________________

                                                                       Exhibit D



                                ASSIGNMENT FORM


     If you the Holder want to assign this Certificate, fill in the form below and have your signature Guaranteed:


I or we assign and transfer this Certificate to:


_____________________________________________________________________

_____________________________________________________________________

_____________________________________________________________________


                 (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ______________, agent to transfer this Certificate on the books of the Company. The agent may substitute another to act for him.


Dated: __________  Signed: __________

                       (Sign exactly as your name appears
                       on the other side of this Certificate)

NOTICE: The signature to any endorsement hereon must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity and proper evidence of authority to act in such capacity, if not of file with the Certificate, must be forwarded with this Certificate.

                                                                   EXHIBIT E

                     FORM OF DTC LETTER OF REPRESENTATIONS
           BOOK-ENTRY-ONLY COLLATERALIZED MORTGAGE OBLIGATIONS (CMOs)
                       (WITHOUT OWNER OPTION TO REDEEM)
          OTHER ASSET-BACKED SECURITIES AND PASS-THROUGH CERTIFICATES


                           Letter of Representations
                     [To be Completed by Issuer and Agent]


                    ________________________________________
                               [Name of Issuer]


                    _________________________________________
                                [Name of Agent]


         _________________________________________         ___________
                                                              [Date]
Attention: General Counsel's Office
THE DEPOSITORY TRUST COMPANY
55 Water Street, 49th Floor
New York, NY 10041-0099


Re: _____________________________________________________________

    _____________________________________________________________

    _____________________________________________________________
                              [Issue Description]


Ladies and Gentlemen:

        This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Securities"). Agent will act as trustee, paying agent, fiscal agent, or other such agent of Issuer with respect to the Securities pursuant to a trust indenture, trust agreement, or other such document dated ________________, 199__ (the "Document"). _______________________________________ is distributing the Securities
           ["Underwriter"]
through The Depository Trust Company ("DTC").

        To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Agent make the following representations to DTC:

        1. Prior to closing on the Securities on __________________, 199__, there shall be deposited with DTC one Security certificate registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

        Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

        2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

        3. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 5.

        4. In the event of a full or partial redemption, Issuer or Agent send a notice to DTC specifying: (a) the amount of the redemption or refunding; (b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be mailed to Security holders or published (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Call Notification Department at (516) 227-4039 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:

                Manager; Call Notification Department
                The Depository Trust Company
                711 Stewart Avenue
                Garden City, NY 11530-4719

        5. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Agent to Security holders specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in the preceding Paragraph. Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094, and receipt of such notices shall be confirmed by telephoning (212) 709-6884. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                Manager: Reorganization Department
                Reorganization Window
                The Depository Trust Company
                7 Hanover Square, 23rd Floor
                New York, NY 10004-2695

        6. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

        7. Issuer or Agent shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination is less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably 5, but not less than 2, business days prior to such payment date. Such notices, which shall also contain the current pool factor, any special adjustments to principal/interest rates (e.g., adjustments due to deferred interest or shortfall), and Agent contact's name and telephone number, shall be sent to telecopy to DTC's Dividend Department at (212) 709-1723, or if by mail or by any other means to:

                Manager: Announcements
                Dividend Department
                The Depository Trust Company
                7 Hanover Square, 22nd Floor
                New York, NY 10004-2695

        8. [Note: Issuer must represent one of the following, and cross out the other:] [The interest accrual period is payment date to payment date.]

        9. Issuer or Agent shall provide a written notice of interest payment information to a standard interest announcement service subscribed to by DTC as soon as the information is available. In the unlikely event that no such service exists, Issuer or Agent shall provide such notice directly to DTC electronically, as previously arranged by Issuer or Agent and DTC, as soon as the information is available. If electronic transmission is not available, absent any other arrangements between Issuer or Agent and DTC, such information should be sent by telecopy to DTC's Dividend Department at (212) 709-1723 or
(212) 709-1686, and receipt of such notices shall be confirmed by telephoning
(212) 709-1270. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                Manager: Announcements
                Dividend Department
                The Depository Trust Company
                7 Hanover Square, 22nd Floor
                New York, NY 10004-2695

        10. Issuer or Agent shall provide CUSIP numbers for each issue for which payment is being sent, as well as the dollar and cent amount of the payment for each issue to DTC, no later than noon (Eastern Time) on the payment date.

        11. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on each payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired as follows:

                The Chase Manhattan Bank
                ABA # 021 000 021
                For credit to a/c Cede & Co.
                c/o The Depository Trust Company
                Dividend Deposit Account # 066-026776

        12. Maturity and redemption payments allocated with respect to each CUSIP number shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired as follows:

                The Chase Manhattan Bank
                ABA # 021 000 021
                For credit to a/c Cede & Co.
                c/o The Depository Trust Company
                Redemption Deposit Account # 066-027306

        13. Principal payments (plus accrued interest, if any) as the result of optional tenders for purchase effected by means of DTC's Repayment Option Procedures shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the first payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired as follows:

                The Chase Manhattan Bank
                ABA # 021 000 021
                For credit to a/c Cede & Co.
                c/o The Depository Trust Company
                Reorganization Deposit Account # 066-027608

        14. DTC may direct Issuer or Agent to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

        15. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Agent prior to payment, if required.

        16. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Agent shall notify DTC of the availability of certificates. In such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

        17. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

        18. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

        19. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

        20. The Letter of Representations is governed by, and shall be construed in accordance with, the laws of the State of New York.

        21. The following riders, attached hereto, are hereby incorporated into this Letter of Representations:

  --------------------------------------------------------------------------

  --------------------------------------------------------------------------

Notes:                                    Very truly yours,
-----

A. If there is an Agent (as defined
in this Letter of Representations),
Agent as well as Issuer must sign this
Letter. If there is no Agent, in
signing this Letter Issuer itself
undertakes to perform all of the
obligations set forth herein.

B. Schedule B contains statements             ---------------------------------
that DTC believes accurately                            (Issuer)
describe DTC, the method of effecting
book-entry transfers of securities
distributed through DTC, and certain
related matters.                          By: _________________________________
                                              (Authorized Officer's Signature)



                                              _________________________________
                                                          (Agent)


                                          By: _________________________________
                                              (Authorized Officer's Signature)



                                              _________________________________
Received and Accepted:
THE DEPOSITORY TRUST COMPANY

By: _________________________________     By: _________________________________


CC: Underwriter
    Underwriter's Counsel

                                                                      SCHEDULE A
                                                                      ----------


               _________________________________________________



               _________________________________________________
                               (Describe Issue)


CUSIP Number        Principal Amount        Maturity Date       Interest Rate
------------        ----------------        -------------       -------------

                                                                      SCHEDULE B
                                                                      ----------

                      SAMPLE OFFICIAL STATEMENT LANGUAGE
                      DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
                      -----------------------------------
 (Prepared by DTC--bracketed material may be applicable only to certain issues)

        1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). Only fully-registered Security certificates will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC . [If, however, the aggregate principal amount of [any] issue exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

        2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

        3. Purchasers of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

        4. To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        [6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

        7. Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

        8. Principal and interest payments on the Securities will be made to Cede & Co., as nominee of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from Issuer or Agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC. Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

        [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to Agent [or
Tender/Remarketing Agent] and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to Agent [or Tender/Remarketing Agent]. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to Agent [or Tender/Remarketing Agent's] DTC Account.]

        10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

        11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

        12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.



                                     -ii-

                   REPRESENTATIONS FOR RULE 144A SECURITIES--
                to be included in DTC Letter of Representations

        1. Issuer represents that at the time of initial registration in the name of DTC's nominee, Cede & Co., the Securities were Legally or Contractually Restricted Securities,/1/ eligible for transfer under Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and identified by a CUSIP or CINS identification number that was different from any CUSIP or CINS number assigned to any securities of the same class that were not Legally or Contractually Restricted Securities. Issuer shall ensure that a CUSIP or CINS identification number is obtained for all unrestricted securities of the same class that is different from any CUSIP or CINS identification number assigned to a Legally or Contractually Restricted Security of such class, and shall notify DTC promptly in the event that it is unable to do so. Issuer represents that it has agreed to comply with all applicable information requirements of Rule 144A.

        2. Issuer represents that the Securities are [Note: Issuer must represent one of the following, and may cross out the other]

[included within                 , a Self-Regulatory Organization system
approved by the Securities and Exchange Commission for the reporting of quotation and trade information of securities eligible for transfer pursuant to Rule 144A (an "SRO 144A System").]

        3. If the Securities are not Investment-Grade Securities, Issuer and Agent acknowledge that if such Securities cease to be included in an SRO Rule 144A System during any period in which such Securities are Legally or Contractually Restricted Securities, such Securities shall no longer be eligible for DTC's services. Furthermore, DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under any of the aforementioned circumstances, at DTC's request, Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any Participant having Securities credited to its DTC accounts .

----------
        /1/ A "Legally Restricted Security" is a security that is a restricted security, as defined in Rule 144(a)(3). A "Contractually Restricted Security" is a security that upon issuance and continually thereafter can only be sold pursuant to Regulation S under the Securities Act, Rule 144A, Rule 144, or in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4 of the Securities Act and not involving any public offering; provided, however, that once the security is sold pursuant to the provisions of Rule 144, including Rule 144(k), it will thereby cease to be a "Contractually Restricted Security." For purposes of this definition, in order for a depositary receipt to be considered a "Legally or Contractually Restricted Security," the underlying security must also be a "Legally or Contractually Restricted Security."

        4. Issuer and Agent acknowledge that so long as Cede & Co. is a record owner of the Securities, Cede & Co. shall be entitled to all applicable voting rights and to receive the full amount of all distributions payable with respect thereto. Issuer and Agent acknowledge that DTC shall treat any DTC Participant ("Participant") having Securities credited to its DTC accounts as entitled to the full benefits of ownership of such Securities. Without limiting the generality of the preceding sentence, Issuer and Agent acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to receive distributions (and voting rights, if any) in respect to Securities, and to receive from DTS certificates evidencing Securities, Issuer and Agent recognize that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with any of the provisions: (a) of Rule 144A; (b) of other exemptions from registration under the Securities Act or of any other state or federal securities laws; or (c) of the offering document.

                                 [LOGO OF DTC]

        REPRESENTATIONS FOR DEPOSIT/WITHDRAWAL AT CUSTODIAN ("DWAC") --
                to be included in DTC Letter of Representations
                -----------------------------------------------

        The Security certificate(s) shall remain in Agent's custody as a "Balance Certificate" subject to the provisions of the Balance Certificate Agreement between Agent and DTC currently in effect.

        On each day on which Agent is open for business and on which it receives an instruction originated by a Participant through DTC's Deposit/Withdrawal at Custodian ("DWAC") system to increase the Participant's account by a specified number of shares, units, or obligations (a "Deposit Instruction"), Agent shall, before 6:30 p.m. (Eastern Time) that day, either approve or cancel the Deposit Instruction through the DWAC system.

        On each day on which Agent is open for business and on which it receives an instruction originated by a Participant through the DWAC system to decrease the Participant's account by a specified number of shares, units, or obligations (a "Withdrawal Instruction"), Agent shall, before 6:30 p.m. (Eastern Time) that day, either approve or cancel the Withdrawal Instruction through the DWAC system.

        Agent agrees that its approval of a Deposit or Withdrawal Instruction shall be deemed to be the receipt by DTC of a new, reissued or reregistered certificated security on registration of transfer to the name of Cede & Co. for the quantity of Securities evidenced by the Balance Certificate after the Deposit or Withdrawal Instruction is effected.

                                 [LOGO OF DTC]

             REPRESENTATIONS FOR SECURITIES ELIGIBLE FOR TRANSFER
                           PURSUANT TO REGULATION S
                WHERE ISSUER HAS REQUESTED A TEMPORARY "CHILL"
                             ON DELIVER ORDERS --
                to be included in DTC Letter of Representations
                -----------------------------------------------

        Issuer has requested that, with respect to the Securities that are eligible for transfer pursuant to Regulation S, which have been identified by a separate CUSIP number (the "Regulation S Securities"), DTC not effect book-entry deliveries (except deliveries via DTC's DWAC system in Participant accounts maintained by the banks that act as depositaries for Cedel and Euroclear) until ______________________, 199_ [, or--if not specified--until further notice in the manner set forth below].

        In the event that Issuer desires an extension or shortening of this "Deliver Order Chill," Issuer or Agent shall send DTC a notice requesting that the Deliver Order Chill be eliminated as of a specified date. Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business two business days prior to the date specified for elimination of the Deliver Order Chill. If sent by telecopy, such notice shall be sent to (212) 344-1531 or (212) 855-3728. Issuer or Agent shall confirm DTC's receipt of such telecopy by telephoning DTC's Underwriting Department at (212) 855-3731. If delivered by hand or sent by mail or overnight delivery, such notice shall be sent to:

                        Manager; Eligibility Section
                        Underwriting Department
                        The Depository Trust Company
                        55 Water Street, 19th Floor
                        New York, NY 10041-0099

                                 [LOGO OF DTC]

                Representations for Change of Control Provision
                To be included in DTC Letter of Representations
                -----------------------------------------------

        It is understood that if the holders of the Securities shall at any time have the right to tender the Securities to Issuer and require that Issuer repurchase such holder's Securities pursuant to the Document and Cede & Co., as nominee of DTC, or its registered assigns, as the record owner, is entitled to tender the Securities, such tenders will be effected by means of DTC's Repayment Option Procedures. Under the Repayment Option Procedures, DTC will receive during the applicable tender period instructions from its Participants to tender Securities for purchase. The undersigned agree that such tender for purchase may be made by DTC by means of a book-entry credit of such Securities to the account of Trustee, as agent for Issuer, provided that such credit is made on or before the final day of the applicable tender period. DTC agrees that promptly after the recording of any such book-entry credit, it will provide to Trustee, as agent for Issuer, an Agent Receipt and Confirmation or the equivalent in accordance with the Repayment Option Procedures; identifying the Securities and the aggregate principal amount thereof as to which such tender for purchase has been made.

        Trustee or Issuer shall send DTC a notice regarding such optional tender by hand or by a secure means (e.g. legible facsimile transmission, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business two business days before the Publication Date. The Publication Date shall be not less than 15 days prior to the expiration date of the applicable tender period. Such notice shall state whether any partial redemption of the Securities is scheduled to occur during the applicable optional tender period.

        If delivered by hand or sent by mail or overnight delivery, such notice shall be sent to:

                           Supervisor, Put Bond Unit
                           Reorganization Department
                         The Depository Trust Company
                         7 Hanover Square - 23rd Floor
                            New York, NY 10004-2695

If sent by facsimile transmission, such notice shall be sent to (212) 709-6895. Trustee or Issuer shall confirm DTC's receipt of such facsimile transmission by telephoning (212) 709-1470.

                                                                       EXHIBIT F

                           FORM OF CERTIFICATE TO BE
                          DELIVERED IN CONNECTION WITH
                TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS
                                                          ______________, ______


Marine Midland Bank, as Registrar
140 Broadway, 12th Floor
New York, New York 10005

Attention:        Corporate Trust Department-Transtel

     Re:          Transtel Pass Through Trust 12 1/2%
                  Certificates due 2007 (the "Certificates")

Ladies and Gentlemen:

                  In connection with our proposed purchase of $______________ aggregate principal amount of the Certificates, we confirm that:

                  1. We understand that any subsequent transfer of the Certificates is subject to certain restrictions and conditions set forth in the Pass Through Trust Agreement dated as of _________ __, 1997 relating to the Certificates and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Certificates except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that the Certificates have not been registered under the Securities Act, and that the Certificates may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Certificates within two years after the original issuance of the Certificates, we will do so only
     (A) to the Company or any subsidiary thereof, (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an "institutional accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter substantially in the form of this letter,
     (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Certificates from us a notice advising such purchaser that resales of the Certificates are restricted as stated herein.

                  3. We understand that, on any proposed resale of any Certificates, we will be required to furnish to you and the Company such certification, written legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Certificates purchased by us will bear a legend to the foregoing effect.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
     Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificates, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment, as the case may be.

                  5. We are acquiring the Certificates purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You, the Trust, the Pass Through Trustee, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                              Very truly yours,


                              [Name of Transferee]

                              By:______________________________
                                  Authorized Signature

                                                                       EXHIBIT G

                      FORM OF CERTIFICATE TO BE DELIVERED
                         IN CONNECTION WITH TRANSFERS
                           PURSUANT TO REGULATION S
______________, ______

Marine Midland Bank, as Registrar
140 Broadway, 12th Floor
New York, New York 10005
Attention:  Corporate Trust Department-Transtel

     Re: Transtel Pass Through Trust 12 1/2% Certificates due 2007 (the "Certificates")

Ladies and Gentlemen:

In connection with our proposed sale of $_______________ aggregate principal amount of the Certificates, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Certificates was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Senior Notes.

You, the Trust, the Pass Through Trustee, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                              Very truly yours,

                              [Name of Transferor]

                              By:_________________________________________
                                      Authorized Signature

                                                                       EXHIBIT H

                      FORM OF CERTIFICATE TO BE DELIVERED
                         IN CONNECTION WITH TRANSFERS
                             PURSUANT TO RULE 144A

______________, ______

Marine Midland Bank, as Registrar
140 Broadway, 12th Floor
New York, New York 10005
Attention:  Corporate Trust Department-Transtel

     Re:  Transtel Pass Through Trust 12 1/2% Certificates (the "Certificates")

Ladies and Gentlemen:

     In connection with our proposed sale of $_______________ aggregate principal amount of the Certificates, we confirm that such sale has been effected pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the Certificates are being transferred to a person that the undersigned and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

          (2) the undersigned and any person acting on its behalf have taken reasonable steps to ensure that the transferee is aware that the undersigned may be relying on Rule 144A in connection with the transfer.

     You, the Trust, the Pass Through Trustee, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                              Very truly yours,

                              [Name of Transferor]

                              By:____________________________________________
                                      Authorized Signature

                                  SCHEDULE I

Description of Senior Notes to be Purchased:

      CERTIFICATE NO.              PRINCIPAL AMOUNT          MATURITY DATE                  INTEREST RATE
      --------------               ----------------          -------------                  -------------
            1                        $116,950,000           November 1, 2007                   12 1/2%
            1                        $ 33,050,000           November 1, 2007                   12 1/2%

                                     SI-1